JOHN B. SANFILIPPO & SON, INC.
                  ------------------------------
                         2299 Busse Road
                 Elk Grove Village, Illinois 60007

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              ----------------------------------------
                  To be held on October 28, 1998


TO THE STOCKHOLDERS:

The annual meeting of stockholders of John B. Sanfilippo & Son, Inc. (the "Company") will be held on Wednesday, October 28, 1998 at 10:00 a.m., local time, at the Wyndham Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois 60143, for the following purposes:

1. To elect directors;

2. To consider and take action upon a proposal to approve the John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan (the "1998
Equity Incentive Plan") which provides for the issuance of incentive stock options and nonqualified stock options. The Plan
(a copy of which is attached hereto as Exhibit A) is intended to replace the Company's 1995 Equity Incentive Plan (the "1995
Plan"), which was terminated by the Company's Board of Directors as of August 27, 1998; provided, however, that unexercised stock options that are outstanding under the 1995 Plan shall continue to be governed by the provisions of the 1995 Plan;

3. To ratify the action of the Board of Directors in appointing
PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 24, 1999; and

4. To transact such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on September 11, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting.

Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope whether or not they plan to attend the annual meeting in person. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the annual meeting if you should later decide to attend and vote in person.

Because two classes of stock of the Company are now outstanding, a separate form of proxy has been prepared with respect to each class of stock: a white proxy, which relates to the Company's Common Stock, $.01 par value, and a blue proxy, which relates to the Company's Class A Common Stock, $.01 par value. Stockholders who own of record shares of only one class are being furnished only with the proxy relating to that class. Stockholders who own of record shares of both classes are being furnished with both proxies (in separate mailings, each of which also includes a copy of this notice and the proxy statement). Stockholders who receive both proxies must complete, sign and return both proxies in order for the shares of both classes to be voted by proxy.

                                    By Order of the Board of Directors

                                    /s/ MICHAEL J. VALENTINE
                                    ------------------------
                                    MICHAEL J. VALENTINE
                                    Secretary

Elk Grove Village, Illinois
September 15, 1998



JOHN B. SANFILIPPO & SON, INC.
------------------------------
PROXY STATEMENT
---------------
ANNUAL MEETING OF STOCKHOLDERS
------------------------------
October 28, 1998

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John B. Sanfilippo & Son, Inc., a Delaware corporation, of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, October 28, 1998 at 10:00 a.m., local time, at the Wyndham Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois 60143, and at any postponement or adjournment thereof (the "Annual Meeting"). All shares of the Company's Common Stock, $.01 par value (the "Common Stock"), and the Company's Class A Common Stock, $.01 par value (the "Class A Stock"), entitled to vote at the Annual Meeting which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies. Any stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be delivered to the Company at 2299 Busse Road, Elk Grove Village, Illinois 60007, Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting. Unless the context otherwise requires, references herein to the "Company" refer to John B. Sanfilippo & Son, Inc. and its subsidiaries.

This Proxy Statement and accompanying proxy are being mailed to stockholders on or about September 15, 1998. The mailing address of the principal executive offices of the Company is 2299 Busse Road, Elk Grove Village, Illinois 60007.

RECORD DATE AND SHARES OUTSTANDING
----------------------------------
The Company had outstanding on September 11, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 5,461,139 shares of Common Stock (excluding 117,900 treasury shares) and 3,687,426 shares of Class A Stock. The Common Stock is traded on the Nasdaq National Market. There is no established public trading market for the Class A Stock.

VOTING AND QUORUM
-----------------
Pursuant to the Company's Restated Certificate of Incorporation (the "Restated Certificate"), so long as the total number of shares of Class A Stock outstanding is greater than or equal to 12.5% of the total number of shares of Class A Stock and Common Stock outstanding, generally the holders of Common Stock voting as a class are entitled to elect such number (rounded to the next highest number in the case of a fraction) of directors as equals 25% of the total number of directors constituting the full Board of Directors and the holders of Class A Stock voting as a class are entitled to elect the remaining directors. The holders of Common Stock are not entitled to cumulative voting. In connection with the election of directors, however, each holder of Class A Stock has the right, in person or by proxy, to either (a) vote the number of shares of Class A Stock owned by such holder for as many persons as there are directors to be elected by holders of Class A Stock ("Class A Directors"), or (b) cumulate said votes (by multiplying the number of shares of Class A Stock owned by such holder by the number of candidates for election as a Class A Director) and either (i) give one candidate all of the cumulated votes, or (ii) distribute the cumulated votes among such candidates as the holder sees fit.

Three proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein: (i) the election of seven directors of the Company; (ii) the approval of the John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan (the "1998 Equity Incentive Plan"); and (iii) the ratification of the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 24, 1999. At the meeting, the holders of Common Stock voting as a class will be entitled to elect two of the seven directors, and the holders of Class A Stock voting as a class will be entitled to elect the remaining five directors. With respect to all matters other than the election of directors or any matters for which class voting is required by law, the holders of Common Stock and the holders of Class A Stock will vote together as a single class and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock will be entitled to ten votes per share of Class A Stock.

Attendance at the meeting in person or by proxy by the holders of Common Stock entitled to cast at least a majority of the votes which the Common Stock is entitled to cast at the Annual Meeting is required in order to establish a quorum for the purpose of electing the directors to be elected by holders of the Common Stock (the "Common Stock Directors"). Attendance at the Annual Meeting in person or by proxy by the holders of Class A Stock entitled to cast at least a majority of the votes which the Class A Stock is entitled to cast at the Annual Meeting is required in order to establish a quorum for the purpose of electing the Class A Directors. Attendance at the meeting in person or by proxy by the holders of Common Stock and Class A Stock entitled to cast at least a majority of the votes which such stock is entitled to cast at the Annual Meeting on matters other than the election of directors is required in order to establish a quorum for the purpose of any other business. Assuming the presence of a quorum,
(i) the affirmative vote of a majority of the shares of Common Stock and Class A Stock, voting separately as a class, present in person or by proxy at the Annual Meeting will be required for the election of the Common Stock Directors and Class A Directors, respectively, and
(ii) the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of Common Stock and Class A Stock, voting together as one class, present in person or by proxy at the Annual Meeting and entitled to vote thereon shall be required to act on all other matters to come before the Annual Meeting.

Votes may be cast by a stockholder in favor of the nominees for election as directors or withheld. Similarly, votes may be cast by a stockholder in favor or against approval of the 1998 Equity Incentive Plan, or in favor or against ratification of the appointment of the independent accountants, or a stockholder may elect to abstain from voting on these issues. Directions to withhold authority, abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions and directions to withhold authority will have the effect of votes against the proposal being considered. Broker non-votes, because they are not deemed to be entitled to vote with respect to any matter for which a broker does not have authority to vote, are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Annual Meeting.

If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted (a) FOR the election of all nominees for election as director to be elected by holders of the class of shares covered by such proxy as listed herein, (b) FOR the approval of the 1998 Equity Incentive Plan,
(c) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 24, 1999, and (d) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    --------------------------------------------------------------
The following table sets forth information as of September 11, 1998 with respect to the beneficial ownership of Common Stock and Class A Stock by (a) the persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each director of the Company, (c) each of the executive officers named in the Summary Compensation Table below ("Named Executive Officers"), and (d) all directors and executive officers of the Company as a group. The information set forth in the table as to directors and executive officers is based upon information furnished to the Company by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o John B. Sanfilippo & Son, Inc., 2299 Busse Road, Elk Grove Village, Illinois 60007.

                                             % of
                                          Outstanding                       % of          % of Outstanding
                            No. of Shares  Shares of   No. of Shares     Outstanding      Votes on Matters
                               Of Common     Common      Of Class      Shares of Class   Other than Election
Name                           Stock(1)      Stock     A Stock(1)(2)       A Stock           of Directors
--------------------------- ------------- -----------  -------------   ---------------   -------------------
Jasper B. Sanfilippo(3)+-        39,400       1.0%       1,523,776           41.3%               36.1%
Mathias A. Valentine(4)+-          None        --          627,515           17.0                14.8
Marian Sanfilippo(5)              8,152         *          914,720           24.8                21.6
Michael J. Valentine(6)+-        13,365         *          621,415           16.9                14.7
Gary P. Jensen(7)-                9,900         *             None             --                   *
John C. Taylor(8)+-              18,890         *             None             --                   *
Steven G. Taylor(9)-             17,700         *             None             --                   *
William D. Fischer(10)+          16,875         *             None             --                   *
J. William Petty(11)+             2,500         *             None             --                   *
John W. A. Buyers(12)+            6,175         *             None             --                   *
Swiss Bank Corporation(13)      753,700      13.8             None             --                 1.8
Dimensional Fund (14)           438,500       8.0             None             --                 1.0
Heartland Advisors (15)         300,000       5.5             None             --                 1.0
All directors and executive
 officers as a group (12
 persons, all of whom are
 stockholders)(3)(4)(6)(7)
 (8)(9)(10)(11)(12)(16)         149,697       2.7        2,772,706           75.2                65.7

	+	Denotes Director.
	-	Denotes Named Executive Officer.
	*	Less than one percent.

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. In calculating each holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which may be acquired by the holder through the exercise of stock options exercisable on or within 60 days of September 11, 1998 are included.

(2)	Each share of Class A Stock is convertible at the option of the holder thereof at any time and from time to time into one share of Common Stock. In addition, the Restated Certificate provides that Class A Stock may be transferred only to (a) Jasper B. Sanfilippo or Mathias A. Valentine, (b) a spouse or lineal descendant of Mr. Sanfilippo or Mr. Valentine, (c) trusts for the benefit of any of the foregoing individuals, (d) entities controlled by any of the foregoing individuals, (e) the Company, or (f) any bank or other financial institution as a bona fide pledge of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee (collectively, the "Permitted Transferees"), and that upon any transfer of Class A Stock to someone other than a Permitted Transferee each share transferred will automatically be converted into one share of Common Stock.

(3)	Includes 163,045 shares of Class A Stock held as trustee of
certain trusts, the beneficiaries of which are the children of Jasper and Marian Sanfilippo (two of whom - Jasper B. Sanfilippo, Jr. and James J. Sanfilippo are executive officers of the Company). Includes 3,400 shares of Common Stock that Mr. and Mrs. Sanfilippo hold in joint tenancy. Excludes shares held or voted by Jasper B. Sanfilippo's wife, Marian Sanfilippo, of which Mr. Sanfilippo disclaims beneficial ownership.

(4)	Excludes 24 shares of Common Stock held by Mathias A. Valentine's wife, Mary Valentine, of which Mr. Valentine disclaims beneficial ownership.

(5)	Includes 890,220 shares of Class A Stock held as trustee of
certain trusts, the beneficiaries of which are the children of Jasper and Marian Sanfilippo (two of whom - Jasper B. Sanfilippo, Jr. and James J. Sanfilippo are executive officers of the
Company). Excludes shares held or voted by Marian Sanfilippo's husband, Jasper B. Sanfilippo, of which Mrs. Sanfilippo disclaims
beneficial ownership.   Excludes 3,400 shares of Common Stock that
Mr. and Mrs. Sanfilippo hold in joint tenancy.

(6)	Includes (a) options to purchase 563 shares of Common Stock, 1,200 shares of Common Stock and 450 shares of Common Stock at $6.60, $10.3125, and $6.875, respectively, per share which are exercisable by Michael J. Valentine on or within 60 days of September 11, 1998, (b) 621,415 shares of Class A Stock held as trustee of certain trusts (collectively, the "Valentine Trusts"), the beneficiaries of which are the children of Mathias and Mary
Valentine, including Michael J. Valentine, and (c) 3,000 shares of
Common Stock owned by a general partnership, the general partners of which are the Valentine Trusts.

(7) Includes options to purchase 2,250 shares of Common Stock, 1,950 shares of Common Stock, and 700 shares of Common Stock at $9.625, $9.375, and $6.25, respectively, per share, which are exercisable by Gary P. Jensen on or within 60 days of September 11, 1998.

(8)	Includes options to purchase 10,000 shares of Common Stock, 3,400 shares of Common Stock, 1,125 shares of Common Stock, 2,475 shares of Common Stock and 700 shares of Common Stock at $15.00, $13.75,
$6.00, $9.375 and $6.25, respectively, per share which are exercisable by John C. Taylor on or within 60 days of September
11, 1998.

(9)	Includes options to purchase 10,000 shares of Common Stock, 3,400 shares of Common Stock, 1,125 shares of Common Stock, 2,475 shares of Common Stock and 700 shares of Common Stock at $15.00, $13.75,
$6.00, $9.375 and $6.25, respectively, per share which are exercisable by Steven G. Taylor on or within 60 days of September
11, 1998.

(10)	Includes options to purchase 4,000 shares of Common Stock, 750 shares of Common Stock, 375 shares of Common Stock, 500 shares of Common Stock and 250 shares of Common Stock at $12.25, $10.50,
$6.00, $6.625 and $6.00, respectively, per share which are exercisable by William D. Fischer on or within 60 days of September 11, 1998. Mr. Fischer's mailing address is 680 North
Lake Shore Drive, Chicago, Illinois 60611.


(11)	Includes options to purchase 750 shares of Common Stock, 500 shares of Common Stock and 250 shares of Common Stock at $8.25, $6.625 and $6.00, respectively, per share which are exercisable by
J. William Petty on or within 60 days of September 11, 1998. Mr. Petty's mailing address is 425 Ahwahnee Road, Lake Forest,
Illinois 60045.

(12)	Includes options to purchase 4,000 shares of Common Stock, 750 shares of Common Stock, 375 shares of Common Stock, 500 shares of Common Stock and 250 shares of Common Stock at $12.25, $10.50,
$6.00, $6.625 and $6.00, respectively, per share which are exercisable by John W. A. Buyers on or within 60 days of September
11, 1998. Mr. Buyers' mailing address is 827 Fort Street,
Honolulu, Hawaii 96813.

(13)	The information set forth in the table above and in this footnote is based solely on (i) a Schedule 13G dated February 9, 1996 filed jointly by Brinson Holdings, Inc. ("BHI"), Brinson Partners, Inc.
("BPI"), Brinson Trust Company ("BTC"), SBC Holding (USA), Inc.
("SBCUSA") and Swiss Bank Corporation ("SBC"), as amended through
February 11, 1998 and (ii) Forms 13F as of June 30, 1998 filed by
BPI and BTC. BPI is a wholly owned subsidiary of BHI and BTC is a wholly owned subsidiary of BPI. BHI is a wholly owned subsidiary of SBCUSA, which is a wholly owned subsidiary of SBC. The principal business office of BPI and BHI is located at 209 South
LaSalle Street, Chicago, IL 60604. The principal business office of SBCUSA is located at 222 Broadway, New York, NY 10038. The principal business office of SBC is located at Aeschenplatz 6 CH-
4002, Basel, Switzerland.

(14) The information set forth in the table above and in this footnote is based solely on a Schedule 13G dated February 10, shares voted by officers of Dimensional Fund Advisors Inc. Includes 148,000 shares voted by officers of Dimensional Fund Advisors Inc. in their capacities as officers of DFA Investment Dimensions Group
Inc. and The DFA Investment Trust Company (open-end management investment companies). The principal business office of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th floor,
Santa Monica, CA 90401.

(15) The information set forth in the table above and in this footnote is based solely on a Schedule 13G dated March 10, 1998 and a Form
13F as of June 30, 1998 filed by Heartland Advisors Inc. The principal business office of Heartland Advisors Inc. is 790 North
Milwaukee Street, Milwaukee, WI 53202.

(16) Includes options to purchase a total of 72,876 shares of Common Stock (including the options referred to in footnotes 6, 7, 8, 9, 10, 11 and 12 above) at prices ranging from $6.00 to $15.00 per share which are exercisable by certain of the directors and executive officers on or within 60 days of September 11, 1998.


               ELECTION OF DIRECTORS
               ---------------------

Seven directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. Two of such directors are to be elected by the holders of Common Stock voting as a class and the remaining five directors are to be elected by the holders of Class A Stock voting as a class. While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable or shall fail to serve as a director, the holders of proxies shall vote such proxies for such other person or persons as shall be determined by such holders in their discretion or, so long as such action does not conflict with the provisions of the Company's Restated Certificate relating to the proportion of directors to be elected by the holders of Common Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

The Board of Directors recommends that the stockholders vote "FOR" each of the nominees listed herein.

The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting is required to elect the nominees for election by the holders of Common Stock. The affirmative vote of a majority of the total votes possessed by the shares of Class A Stock present at the meeting, in accordance with the cumulative voting rights possessed by holders of Class A Stock, is required to elect the nominees for election by the holders of Class A Stock.

	NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK
        ----------------------------------------------------

The name of and certain information regarding each nominee for election to the Company's Board of Directors by the holders of Common Stock, as reported to the Company, is set forth below.

WILLIAM D. FISCHER, DIRECTOR, age 69 -- Mr. Fischer served as the President and Chief Operating Officer of Dean Foods Company, a publicly traded dairy and specialty food products company based in Franklin Park, Illinois, from 1989 through December 1993. He also served as that company's Vice President, Finance from 1971 to 1989, Secretary from 1973 to 1988, Treasurer from 1973 to 1984 and a director from 1979 to March 1996. Mr. Fischer has also served as a director and a member of the compensation committee of Allied Products Corporation, a manufacturer of industrial and agricultural machinery, since 1993. Mr. Fischer has been a member of the Company's Board of Directors since December 1991 and is a member of the Company's Audit Committee and Compensation Committee.

JOHN W. A. BUYERS, DIRECTOR, age 70 -- Mr. Buyers is currently employed by C. Brewer and Company, Limited ("C. Brewer"), based in Honolulu, Hawaii, where he has served as Chief Executive Officer since 1975 and as Chairman of the Board since 1982. Mr. Buyers is also currently the Chairman of the Board, President and Chief Executive Officer of Buyco, Inc., the privately held parent company of
C. Brewer, and has served in those capacities since 1986. C. Brewer is a diversified agribusiness, specialty foods company and developer of commercial and agricultural real estate. It is the world's leading producer of macadamia nuts (Mauna Loar) and guava (KAIr and Mauna La'ir). In addition, C. Brewer specializes in the roasting, processing, marketing and distribution of Kona Coffee (Royal Konar and Mauna Kear) as well as the processing, marketing and distribution of Hawaiian fruit jams, jellies and syrups (Kukuir). C. Brewer also distributes products and services for the agricultural, environmental and construction industries. In addition, Mr. Buyers currently serves on the board of directors of First Hawaiian Bank, First Hawaiian, Inc., Mauna Loa Macadamia Partners, L.P., and C. Brewer Homes, Inc. Mr. Buyers has been a member of the Company's Board of Directors since January 1992 and is a member of the Company's Audit Committee and Compensation Committee.


	NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK
        -----------------------------------------------------

The name of and certain information regarding each nominee for election to the Company's Board of Directors by the holders of Class A Stock, as reported to the Company, is set forth below.

JASPER B. SANFILIPPO, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER AND DIRECTOR, age 67 -- Mr. Sanfilippo has been employed by the Company since 1953. Mr. Sanfilippo served as the Company's President from 1982 to December 1995 and was the Company's Treasurer from 1959 to October 1991. He became the Company's Chairman of the Board and Chief Executive Officer in October 1991 and has been a member of the Company's Board of Directors since 1959. Mr. Sanfilippo is also a member of the Company's Compensation Committee and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded). Since June 1992, Mr. Sanfilippo has been a member of the Board of Directors and a Vice President of Sunshine Nut Co., Inc. ("Sunshine"), a wholly-owned subsidiary acquired by the Company in 1992. Mr. Sanfilippo is the father of Jasper B. Sanfilippo, Jr. and James J. Sanfilippo, each of whom is an executive officer of the Company, the brother-in-law of Mathias A. Valentine, the President and a director of the Company, and the uncle of Michael J. Valentine, a director and an executive officer of the Company.


MATHIAS A. VALENTINE, PRESIDENT AND DIRECTOR, age 65 -- Mr. Valentine has been employed by the Company since 1960 and was named its President in December 1995. He served as the Company's Secretary from 1969 to December 1995, as its Executive Vice President from 1987 to October 1991, and as its Senior Executive Vice President and Treasurer from October 1991 to December 1995. He has been a member of the Company's Board of Directors since 1969. Mr. Valentine is also a member of the Company's Compensation Committee and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded).
 Mr. Valentine has been a member of the Board of Directors and a Vice President of Sunshine since June 1992. Mr. Valentine is the brother-in-law of Jasper B. Sanfilippo, Chairman of the Board and Chief Executive Officer and a director of the Company, the father of Michael
J. Valentine, a director and an executive officer of the Company, and the uncle of Jasper B. Sanfilippo, Jr. and James J. Sanfilippo, each of whom is an executive officer of the Company.

JOHN C. TAYLOR, EXECUTIVE GROUP VICE PRESIDENT AND DIRECTOR, age 52 -- Mr. Taylor has been the President and a director of Sunshine, which the Company acquired in May 1992, since 1976. In August 1995, Mr. Taylor was named a director of the Company and in December 1995 was appointed the Executive Group Vice President of the Company (responsible for coordinating certain joint activities of the Company and Sunshine). As President of Sunshine, Mr. Taylor is responsible for overseeing that company's processing, packaging, marketing and distribution of shelled nuts. Mr. Taylor is the brother of Steven G. Taylor, an executive officer of the Company.

J. WILLIAM PETTY, DIRECTOR, age 66 -- Mr. Petty served as the President and Chief Executive Officer of Curtice Burns Foods, Inc. ("Curtice Burns") from March 1993 until his retirement in November 1994 and as a director of Curtice Burns from 1990 until November 1994. Curtice Burns is a manufacturer and marketer of a diversified line of food products, including canned and frozen vegetables and fruits, condiments, snack foods and canned entrees. From 1990 to March 1993, Mr. Petty was the Executive Vice President of Curtice Burns. In January 1996, Mr. Petty became the President, Chief Executive Officer and a director of Orval Kent Food Company, Incorporated, a Chicago, Illinois manufacturer and marketer of refrigerated salads, side dishes and entrees. Mr. Petty has been a director of the Company since August 1995 and is a member of the Company's Audit Committee. He is a former member of the Board of Directors of the Grocery Manufacturers of America and the National Food Processors Association and is a current member of the Board of Directors of the Refrigerated Foods Association.

MICHAEL J. VALENTINE, VICE PRESIDENT AND SECRETARY, age 39 -- Mr. Valentine has been employed by the Company since 1987 and was named its Vice President and Secretary in December 1995. He served as an Assistant Secretary and the General Manager of External Operations for the Company from June 1987 and 1990, respectively, to December 1995. Mr. Valentine is the son of Mathias A. Valentine, the President and a director of the Company, the nephew of Jasper B. Sanfilippo, Chairman of the Board and Chief Executive Officer of the Company, and cousin of Jasper B. Sanfilippo, Jr. and James J. Sanfilippo, each of whom is an executive officer of the Company.


	COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
        -------------------------------------------------

The Board of Directors of the Company met four times during fiscal 1998. During fiscal 1998, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served. Standing committees of the Board of Directors include the Audit Committee and the Compensation Committee. The Board does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board.

The Audit Committee reviews and, as it deems appropriate, approves internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the Company. The Audit Committee also makes recommendations to the Board concerning the engagement of independent public accountants to audit the annual consolidated financial statements of the Company and arranges with such accountants the scope of the audit to be undertaken by them. Further, the Audit Committee also reviews related party transactions in accordance with the rules promulgated by the National Association of Securities Dealers, Inc. The current members of the Audit Committee are John W. A. Buyers, William D. Fischer and J. William Petty. The Audit Committee held one meeting during fiscal 1998.

The Compensation Committee reviews and makes recommendations to the Board with respect to the salaries, bonuses and other compensation of officers and other executives, including matters relating to stock options, which are determined by the entire Board of Directors. The Compensation Committee consists of Jasper B. Sanfilippo, William D. Fischer, John W. A. Buyers and Mathias A. Valentine. The Compensation Committee held one meeting during fiscal 1998.

Compensation of Directors
-------------------------

Compensation to directors who are not employees of the Company is paid at the rate of $16,000 per year plus $1,000 for each Board meeting attended, $350 for each telephonic meeting of the Board in which they participate, $500 for each committee meeting attended and $350 for each telephonic committee meeting in which they participate. Directors are also reimbursed for their expenses incurred in attending such meetings. Directors who are employees of the Company receive no additional compensation for their services as directors.

The Board of Directors has adopted the 1998 Equity Incentive Plan, to be effective as of September 1, 1998 subject to stockholder approval. Under the 1998 Equity Incentive Plan, a director who is not an employee of the Company, its subsidiaries, or any of their affiliates (an "Outside Director") will automatically be granted an option to purchase 1,000 shares of Common Stock on the date of his or her election to the Company's Board, and on each date of his or her re-election to the Board. Options granted to Outside Directors under the 1998 Equity Incentive Plan will be granted at an exercise price equal to the Fair Market Value (as defined in the 1998 Equity Incentive Plan) of a share of Common Stock on the date of grant. Options granted to outside Directors will become exercisable in equal increments of 250 shares of Common Stock on the first four anniversaries of the date of grant and expire 10 years following the date of grant.



                      EXECUTIVE COMPENSATION
                      ----------------------

The following table sets forth a summary of compensation for services in all capacities to the Company during the fiscal year ended June 25, 1998, the twenty-six weeks ended June 26,1997 (the "Transition
Period," effective April 30, 1997 the Company changed its fiscal year from a year ending on December 31, to a year ending on the last Thursday of June each year), and the fiscal years ended December 31, 1996 and December 31, 1995 paid to or accrued for (i) the Company's Chief Executive Officer, and (ii) each of the four additional most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                                 Long Term
                                                                Compensation
                                       Annual Compensation          Awards
                                    ---------------------------  -----------
                                                                 Securities
     Name and                                                    Underlying     All Other
   Principal Position        Year    Salary    Bonus   Other(1)  Options(#)   Compensation
-------------------------    ----   --------  -------  --------  -----------  ------------
Jasper B. Sanfilippo(2)      1998   $403,077  $45,995   $6,231        --         $141,185(3)(4)
  Chairman of the            1997+   184,615   18,000       --        --           63,972
  Board and Chief            1996    395,877        0       --        --          129,960
  Executive Officer          1995    372,444   53,502       --        --          130,200

Mathias A. Valentine(5)      1998   $243,077  $27,755   $2,082        --          $76,271(4)(6)
  President                  1997+   110,769   10,800       --        --           27,904
                             1996    236,539        0       --        --           64,678
                             1995    217,720   31,276       --        --           68,428

John C. Taylor(7)            1998   $178,153  $18,920     $606        --           $5,094(8)
  Executive Group            1997+    87,500    7,350       --     2,800            4,116
  Vice President             1996    172,424        0       --        --            6,486
                             1995    164,649   20,651       --     4,800           10,635

Steven G. Taylor(7)          1998   $178,153  $18,920     $366        --           $2,193(9)
  Executive Vice             1997+    87,500    7,350       --     2,800            1,214
  President                  1996    172,424        0       --        --            1,065
                             1995    164,649   20,651       --     4,800            4,614

Gary P. Jensen(10)           1998   $143,446  $15,280     $498        --             $846(11)
  Executive Vice             1997+    64,615    5,880       --     2,800              300
  President, Finance and     1996    138,408        0       --        --              300
  Chief Financial Officer    1995    115,204   14,067       --     5,600               --

 + Compensation for the Transition Period 1997, which consists of the twenty-six weeks ended June 26, 1997.

(1)	None of the Named Executive Officers received
perquisites in excess of the lesser of $50,000 or 10% of the aggregate of such officer's salary and bonus. The Other Annual Compensation reflected is the Company's reimbursement to the named executives for the tax liability incurred by the named executives for a life insurance benefit as described in the subsequent footnotes. The named executives are the only employees who participate in this benefit.

(2)	Mr. Sanfilippo also served as the Company's President
during the majority of 1995.

(3)	Includes $116,503 of premiums paid by the Company under a
split-dollar agreement with Mr. Sanfilippo covering certain joint and survivor life insurance policies issued on the joint lives of Jasper B. Sanfilippo and his spouse. Also includes $18,744 of life insurance premiums. During fiscal 1998, the Company paid $5,938 for the term portions of the split-dollar life insurance premiums of Mr. Sanfilippo.

(4)	The split-dollar agreements require that the Company be
reimbursed for all premiums paid upon either the surrender of the policies or the death of both insureds. The reimbursement obligation is secured by a collateral assignment to the Company of certain rights in the policies. The Company is required to pay the monthly premiums; provided, however, each of Messrs. Sanfilippo and Valentine may elect in any year to pay that portion of the monthly premiums which would otherwise be treated as taxable compensation to him under the Internal Revenue Code of 1986, as amended (the "Code"). The Company reflects the total amount of premiums it pays under the split-dollar agreements as an asset on its financial statements.

(5)	During the majority of 1995, Mr. Valentine served as the
Company's Senior Executive Vice President, Secretary and
Treasurer.  He was named President of the Company in December
1995.

(6)	Includes $40,008 of premiums paid by the Company under a
split-dollar agreement with Mr. Valentine covering certain joint and survivor life insurance policies issued on the joint lives of Mathias A. Valentine and his spouse. Also includes $31,327 of life insurance premiums and $300 of matching contributions to the 401(k) Plan described below. During
1998, the Company paid $4,636 for the term portions of the split-dollar life insurance premiums of Mr. Valentine.

(7) The salary and bonus amounts set forth for Messrs. John
C. Taylor and Steven G. Taylor, executive officers of the Company and Sunshine and employees of Sunshine, were paid to them by Sunshine.

(8) Includes $2,520 of premiums paid by the Company under a split-dollar agreement with Mr. Taylor covering his life.
Also includes $1,594 of disability insurance premiums, $680 of life insurance premiums and $300 of matching contributions to the 401(k) Plan described below. The split-dollar agreement requires that the Company be reimbursed for all premiums paid upon either the surrender of the policy or the death of the insured. Sunshine reflects the total amount of premiums it pays under the split-dollar agreement as an asset on its financial statements.

(9) Includes $300 of matching contributions to the 401(k)
Plan described below, $680 of life insurance premiums and $1,213 of disability insurance premiums paid by the Company for fiscal 1998.

(10) During 1995, Mr. Jensen was hired as Vice President and
Chief Financial Officer of the Company. Mr. Jensen was named the Company's Executive Vice President, Finance and Chief
Financial Officer in December 1995.

(11) Includes $300 of matching contributions to the 401(k)
Plan described below and $546 of life insurance premiums paid by the Company for fiscal 1998.

Incentive Bonus Program
-----------------------
During the Transition Period, the Compensation Committee established an Incentive Bonus Program (the "Incentive Bonus Program") to provide qualifying employees, including executive officers, with cash bonuses. Under the Incentive Bonus Program, cash bonuses are awarded based on the Company's earnings per share and vary according to each qualifying employee's job category. This program replaces the Company's previous Incentive Compensation Program (the "Incentive Compensation Program"). Under the Incentive Bonus Program the Company paid aggregate bonuses for fiscal 1998 of $442,139 in September 1998. The Company awarded aggregate bonuses of $177,082 under the Incentive Bonus Program for the Transition Period, which were paid in March 1998. The Company did not accrue or pay bonuses under the Incentive Compensation Program for 1995. However, the Compensation Committee did elect to award discretionary bonuses totaling $368,302 to its employees for 1995, which were paid in March 1996. The Company did not have an Incentive Compensation Program in 1996 and did not pay any bonuses in 1996.

401(k) Plan
-----------
The Company maintains a plan (the "401(k) Plan") which is intended to qualify under sections 401(a) and 401(k) of the Code. The 401(k) Plan was adopted in January 1986 and amended in August 1992, January 1993, January 1994 and January 1996. All non-union employees of the Company who have attained age 21 and completed at least one year of service with the Company are eligible to participate in the 401(k) Plan. The 401(k) Plan permits each participant to make contributions on a pretax basis subject to limitations established by the trustees who administer the 401(k) Plan. The amount of participant contributions to the 401(k) Plan may also be limited by Code requirements. Effective January 1, 1994, the Company contributes 50% of the amount each employee contributes to the 401(k) Plan up to a maximum matching contribution of $300 per employee. The Company may also make discretionary contributions to the 401(k) Plan, which are allocated among participants pro rata based on compensation. The pretax contributions made by participants and the matching contributions made by the Company, and earnings thereon, are at all times fully vested. A participant's interest in discretionary contributions made by the Company and earnings thereon vest over a six year period and becomes fully vested upon the earliest to occur of such participant's attainment of age 65, death, disability or completion of six years of service.
Benefits under the 401(k) Plan may be distributed to participants upon their termination of employment. In addition, the 401(k) Plan permits employees who have attained age 59 1/2 years and who have completed 10 years of service to withdraw all or a portion of their 401(k) Plan account balances under certain circumstances. In fiscal 1998, the Company made matching contributions to the 401(k) Plan of $300 on behalf of each of Messrs. Mathias Valentine, Jensen, Steven G. Taylor and John C. Taylor, and $2,100 for all executive officers as a group. The Chief Executive Officer did not make any elective contributions to the 401(k) Plan in fiscal 1998 and, consequently, did not receive any matching contributions. The Company did not make any discretionary contributions to the 401(k) Plan for fiscal 1998, the Transition Period or fiscal 1996. The Company did make a discretionary contribution for 1995 to the 401(k) Plan of $383,460.

1991 Stock Option Plan
----------------------
The Company's 1991 Stock Option Plan (the "1991 Plan") was adopted in 1991 and terminated by the Board of Directors as of February 28, 1995. The termination of the 1991 Plan does not, however, affect options granted under the 1991 Plan which remain outstanding. The 1991 Plan was administered by the Stock Option Committee, which was comprised of Jasper B. Sanfilippo and Mathias A. Valentine. Messrs. Sanfilippo and Valentine were not eligible to participate in the 1991 Plan. Effective February 27, 1997, the Stock Option Committee was eliminated and administration of the 1991 Plan was assumed by the Board of Directors. An aggregate of 350,000 shares of Common Stock were available for awards under the 1991 Plan, subject to adjustments reflecting changes in the Company's capitalization. Options granted under the 1991 Plan were either incentive stock options or such other forms of nonqualified stock options as the Stock Option Committee determined. Incentive stock options granted under the 1991 Plan were intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price of such options was determined by the Stock Option Committee except that the exercise price of (a) an incentive stock option granted to an individual who owned (directly or by attribution under Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Owner") is at least 110% of the fair market value (as defined in the 1991 Plan) of a share of Common Stock on the date the incentive stock option was granted;
(b) an incentive stock option granted to an individual other than a 10% Owner is at least 100% of the fair market value of a share of Common Stock on the date the incentive stock option was granted; and (c) a nonqualified stock option is at least 33% of the fair market value of a share of Common Stock on the date the nonqualified stock option was granted. Subject to certain exceptions, an individual's options expire if the individual's employment with or service as a director of the Company, as the case may be, terminates. As of February 28, 1995, the date the 1991 Plan was terminated, the Company had granted options to purchase a total of 373,000 shares of Common Stock pursuant to the 1991 Plan (although no more than 350,000 shares of Common Stock were, at any given time, subject to options granted under the 1991 Plan). Of these options, 160,651 had been canceled and 2,649 had been exercised as of September 11, 1998 and 202,763 were exercisable on or within 60 days of September 11, 1998 (the balance of such options, 6,937, becoming exercisable on January 10, 1999).

1995 Equity Incentive Plan
--------------------------
The Company's 1995 Equity Incentive Plan (the "1995 Plan") was adopted in 1995 and terminated by the Board of Directors as of August 27, 1998. The termination of the 1995 Plan does not, however, affect options granted under the 1995 Plan which remain outstanding. The purpose of the 1995 Plan was to encourage and facilitate the acquisition of Common Stock by those key employees and Outside Directors upon whose judgment and interest the growth, development and financial success of the Company is dependent. Subject to antidilution and similar provisions, an aggregate of 200,000 shares of Common Stock may be issued upon the exercise of stock options granted under the 1995 Plan. As of the date the 1995 Plan was terminated, the Company had granted options to purchase a total of 201,400 shares of Common Stock under the 1995 Plan (although no more than 200,000 shares of Common Stock were, at any time, subject to options granted under the 1995 Plan). Of these options, 40,800 had been canceled as of September 11, 1998, and 51,950 were exercisable on or within 60 days of September 11, 1998 (the balance of such options becoming exercisable in various increments over the next three years).

Pursuant to the 1995 Plan, the Board of Directors could select key employees of the Company to receive awards of stock options, which could be either nonqualified stock options or "incentive stock options" within the meaning of Section 422 of the Code, in consideration for their services. In addition, under the 1995 Plan each Outside Director was granted a nonqualified option to purchase up to 1,000 shares of Common Stock (i) on the date of his or her initial election to the Board of Directors, and (ii) on the date of each subsequent re-election to the Board.

Generally, stock options granted under the 1995 Plan become exercisable in equal installments of 25% of the shares covered by the option on the first four anniversaries of the date of grant subject to, in the case of an employee, continued employment with the Company or its subsidiaries, or in the case of an Outside Director, continued service as a director, on such date.
However, all options granted under the 1995 Plan become fully vested and exercisable on the first date on which no shares of Class A Stock are outstanding. The exercise price of options granted to employees under the 1995 Plan was determined by the Board of Directors; provided, however, that (i) the exercise price for nonqualified stock options granted to employees was required to be not less than 50% of the fair market value of a share of Common Stock on the date of grant, and (ii) the exercise price for incentive stock options was required to be not less than 100% of the fair market value of a share of Common Stock on the date of the grant (110% in the case of incentive stock options granted to a 10% Owner). The exercise price for each option granted to an Outside Director under the 1995 Plan was required to equal 100% of the fair market value for a share of Common Stock on the date such option was granted. Options granted under the 1995 Plan may not be assigned or transferred other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee. No option granted under the 1995 Plan may be exercised after the expiration of ten years after the date of the grant (five years in the case of incentive stock options granted to a 10% Owner). Unexercised options terminate upon or within one year of an employee's termination of employment with the Company.

Option Exercises and Holdings
-----------------------------
The following table sets forth the certain information regarding option exercises during fiscal 1998 by each of the Named
Executive Officers and the number and value of securities underlying options held by each of the Named Executive Officers at June 25, 1998.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION VALUES
           -----------------------------------------------

                                                       Number of Unexercised       Value of Unexercised In the Money
                      Shares Acquired     Value     Options at Fiscal-Year End(#)    Options at Fiscal-Year End($)
Name                   on Exercise(#)  Realized($)   Exercisable/Unexercisable         Exercisable/Unexercisable
--------------------  ---------------  -----------  -----------------------------  ---------------------------------
Jasper B. Sanfilippo            --          --                    --                               --
Mathias A. Valentine            --          --                    --                               --
John C. Taylor                  --          --              16,875/4,125                           --(1)
Steven G. Taylor                --          --              16,875/4,125                           --(1)
Gary P. Jensen                  --          --               4,250/4,150                           --(1)


(1) The exercise price for each of the exercisable options which remained unexercised as of June 25, 1998 exceeded the fair market value of the Common Stock underlying such options at June 25, 1998.


Employment Contract
-------------------
Sunshine is a party to an Employment Agreement with Steven G. Taylor, dated June 17, 1992, pursuant to which Steven G. Taylor is to be employed as and serve as a Vice President of Sunshine until June 17, 2000. Steven G. Taylor's annual base compensation under his employment agreement is $150,000, subject to increase from time to time in the sole discretion of the Board of Directors of Sunshine but generally in accordance with Sunshine's customary practices for increases in base salaries. Under his employment agreement, Steven G. Taylor is entitled to participate in employment plans and benefits provided by Sunshine to executive officers of Sunshine and is also entitled to receive pay increases, bonuses and stock options comparable to those available annually to upper level management employees of the Company. In accordance with the terms of the employment agreement, the Board of Directors of Sunshine fixed the fiscal 1998 salary for Steven
G. Taylor at $178,153. The Company has guaranteed the performance of Sunshine under the Employment Agreement.

The Report of the Compensation Committee on Executive Compensation and the Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.



       JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION
                COMMITTEE ON EXECUTIVE COMPENSATION
       -----------------------------------------------------------
Executive Compensation Principles
---------------------------------
The Company's Executive Compensation Program is based on principles designed to align executive compensation with Company objectives, management initiatives and business financial performance. These principles are applied by the Board of Directors and Compensation Committee (and, in the case of Steven
G. Taylor, by the Board of Directors of Sunshine, see "Executive Compensation-Employment Contract") to:

-- Attract and retain key executives critical to the success of the Company and its subsidiaries.

-- Reward executives for long-term strategic management and the enhancement of stockholder value.

-- Support a performance-oriented environment that rewards performance based on Company goals.

Overview of Executive Compensation Program
------------------------------------------
The Company's total compensation program for its executive officers consists of both cash and, except with respect to the Chief Executive Officer and the President, equity based compensation. Each executive officer's annual compensation consists of a base salary, eligibility for matching and discretionary contributions to the 401(k) Plan and eligibility for an annual bonus under the Incentive Bonus Program. In addition, the Company provides life (including split-dollar life insurance) and disability insurance for certain executive officers. The Compensation Committee determines the level of base salary for key executive officers, including the Chief Executive Officer, and a base salary range for other executive officers. The Compensation Committee generally determines such salary or salary range based on a number of factors and criteria, including the salaries paid by the Company to its executive officers during the immediately preceding year, the rate of inflation, the Company's performance during the immediately preceding fiscal year, the performance of the executive officer during the immediately preceding fiscal year, and the salaries paid to the executive officers of certain other companies engaged in the food or agricultural commodity business and with annual sales of less than $1.0 billion (the "Compensation Comparison Group"). The weight and importance given each year to the foregoing factors, the individual components of each factor and the decision whether to consider additional factors, lies within the subjective discretion of the Compensation Committee. Because the compensation levels of the Company's executive officers are significantly below compensation levels that would be affected by the limitations on the deduction of executive salaries imposed by Section 162(m) of the Code ("Section 162(m)"), the Compensation Committee has not formulated a policy with respect to Section 162(m). The 1995 Plan provides for certain limits, consistent with Code Section 162 and the regulations promulgated thereunder, on the maximum number of shares of Common Stock subject to options that may be granted to any grantee in any one calendar year (as will the 1998 Equity Incentive Plan if approved by the stockholders).

Fiscal 1998 Executive Compensation
----------------------------------
In April 1997, the Company changed its fiscal year from a calendar year to a fiscal year ending on the final Thursday of June each
year.   In order to transition from a calendar year to a June
fiscal year, the Company reported financial results for the twenty-six week period ended June 26, 1997 (the "Transition Period"). The Company's fiscal 1998 year thus consisted of the fifty-two week period ended June 25, 1998.

Despite the change in the Company's fiscal year, the base salaries and salary ranges for the Company's executive officers have continued to be determined at the first meetings of the Compensation Committee and Board of Directors of the calendar year. Accordingly, fiscal 1998 base salaries and salary ranges include one-half year of amounts set as of the beginning of calendar 1998.

The Compensation Committee primarily based calendar 1997 and 1998 salaries and salary ranges of the Company's executive officers, including the Chief Executive Officer, on the salaries paid to
such executive officers in 1996 and 1997, respectively.   For
calendar 1997 and 1998, such base salaries and salary ranges were generally increased by a percentage slightly greater than the percentage change in the Consumer Price Index in 1996 and 1997, respectively. The Compensation Committee determined, in general, not to increase additionally such salaries and salary ranges, including the salary of the Chief Executive Officer, based on the
Company's performance for 1996 or the Transition Period.   The
Compensation Committee did not use the salaries of executive officers of the Compensation Comparison Group to establish base salaries and salary ranges for the Company's executive officers, including the Chief Executive Officer, but did compare its determination of such salaries and salary ranges against the base salaries reported for executive officers of the Compensation Comparison Group as an independent measure of reasonableness. The calendar 1997 and 1998 base salaries for the Company's executive officers set by the Compensation Committee were, in general, at the low to medium ranges when compared to the base salaries of the Compensation Comparison Group executives. However, the Compensation Committee does not currently have an established policy with regard to the salaries and salary ranges of the Company's executive officers, including the salary of the Chief Executive Officer, relative to the salaries paid to the Compensation Comparison Group executive officers.

The Company awards annual bonuses to executive officers of the Company pursuant to the Incentive Bonus Program. Under the Incentive Bonus Program, each executive officer receives a set percentage of his salary as a bonus if the Company's earnings per share for the prior fiscal year meet or exceed specified levels, which percentage increases as the Company's earnings per share increase. The Board of Directors, when it adopted the Incentive Bonus Program, set the earnings per share targets and salary percentages for executive officers based on the subjective judgment of the directors, as well as management's recommendations regarding a number of factors such as position held and annual performance. The Company paid bonuses of $61,421 and $161,949, in the aggregate, to the Company's executive officers for the Transition Period and fiscal 1998, respectively, pursuant to the Incentive Bonus Program.

The Company provides long-term incentives to its executive officers through its stock option plans. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. The Stock Option Committee reviewed and approved the participation of employees of the Company and its subsidiaries under the 1991 Plan (which was terminated in February 1995) and the 1995 Plan through February 27, 1997, at which time the Stock Option Committee was eliminated and its duties and responsibilities under both plans were assumed by the full Board. The Board did not award any stock options to executive officers during fiscal 1998. In accordance with the 1995 Plan, options were issued during the Transition Period by the Board of Directors to certain Company employees, including certain executive officers. The Board of Directors did not assign any measurable weighting to any of the factors it considered in approving these grants of stock options. However, the Board of Directors did consider and approve the amounts and terms of prior option awards in determining the recipients of options grants during the Transition Period. The 1995 Plan was terminated effective August 27, 1998. Upon approval, the Board may award stock options under the 1998 Equity Incentive Plan as future incentives to its executive officers (other than Jasper B. Sanfilippo and Mathias A. Valentine, who will not be eligible to participate in the 1998 Equity Incentive Plan).

Executive officers are eligible to participate in the Company's 401(k) Plan, including Company matching and discretionary contributions to the 401(k) Plan. The Company made no discretionary contributions to the 401(k) Plan for fiscal 1998 or the Transition Period; however, the executive officers as a whole had $2,100 and $2,100 contributed as matching funds under the 401(k) Plan for fiscal 1998 and the Transition Period, respectively. The Company provides certain executive officers with life and disability insurance. The Company also maintains split-dollar life insurance policies on the joint lives of Jasper
B. Sanfilippo and his spouse and Mathias A. Valentine and his spouse and on the life of John C. Taylor. See "Executive Compensation - Summary Compensation Table."

The Compensation Committee and the Board of Directors believe that their respective grants of compensation awards will produce significant long-term compensation for periods when the Company's performance objectives are met.

Fiscal 1998 Chief Executive Officer Compensation
------------------------------------------------
The Chief Executive Officer's fiscal 1998 base salary increased to $403,077, which was a percentage increase from his base salary for the comparable fifty-two week period in 1997 that was slightly less than the rate of inflation between these comparative periods. The Compensation Committee based this increase in the Chief Executive Officer's base salary on the factors and criteria discussed above with regard to the establishment of calendar 1997 and 1998 base salaries and salary ranges for the Company's executive officers. The Chief Executive Officer's fiscal 1998 base salary was at the medium range of the base salaries of chief executive officers of the companies in the Compensation Comparison Group. William D. Fischer and John W. A. Buyers, as the only non-employee directors on the Compensation Committee during fiscal 1998, were assisted in establishing the increase in the Chief Executive Officer's base salary for fiscal 1998 by their broad knowledge of executive pay practices in the food industry and the importance to the Company of the services provided by the Chief Executive Officer. The Chief Executive Officer was awarded a bonus of $18,000 and $45,995 for the Transition Period and fiscal 1998, respectively, pursuant to the formula established for him under the Incentive Bonus Program as described above. The Chief Executive Officer did not participate in the 1991 Stock Option Plan or the 1995 Equity Incentive Plan. The Chief Executive Officer will not be eligible to participate in the 1998 Equity Incentive Plan if the plan is approved by the stockholders. In fiscal 1998, the Company also provided the Chief Executive Officer with life insurance and split-dollar life insurance as discussed above.


                Compensation Committee    Board of Directors
                ----------------------    --------------------
                Jasper B. Sanfilippo Jasper B. Sanfilippo Mathias A. Valentine Mathias A. Valentine
                William D. Fischer        John C. Taylor
                John W. A. Buyers         Michael J. Valentine
                                          William D. Fischer
                                          John W. A. Buyers
                                          J. William Petty






	PERFORMANCE GRAPH


The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period from December 31, 1992 to June 25, 1998 with the cumulative total return of the Standard & Poor's 500 stock index and a peer group of companies selected by the Company (the "Peer Group") for purposes of the comparison and identified below. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

	Comparison of Cumulative Total Return(1)
	Among the Company, S&P 500 Index and Peer Group (2)

The following table represents a comparison of the total return among John B. Sanfilippo & Son, Inc., the S&P 500 and the Peer Group Index:


                      Dec-92  Dec-93  Dec-94  Dec-95  Dec-96  Jun-97  Jun-98
                      ------  ------  ------  ------  ------  ------  ------
John B. Sanfilippo
 & Son, Inc.          100.00   85.57   32.70   54.99   29.73   47.25   28.98

S&P 500               100.00  110.08  111.53  153.45  188.68  246.08  296.14

Peer Group Index      100.00  102.88   87.00  119.23  116.57  163.62  195.39

 (1)	Assumes $100 invested on December 31, 1992 in the
Company's Common Stock, S&P 500 Index and Peer
Group.

 (2)	The Peer Group selected by the Company is comprised of
the following companies: Chock Full O'Nuts Corp., J&J Snack Foods Corp., Universal Foods Corp. and Tootsie Roll Industries, Inc. ("Tootsie Roll"). The Peer Group was selected by the Company in good faith based upon similarities in the nature of the business of the companies, total revenues, seasonality of business of the companies and market capitalization.


	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
        -----------------------------------------------------------

The Compensation Committee, which reviews and makes recommendations to the Board with respect to salaries, bonuses and other compensation of officers and other executives, was comprised of Jasper B. Sanfilippo, Mathias A. Valentine, William D. Fischer and John W. A. Buyers. Mr. Sanfilippo is the Company's Chairman of the Board and Chief Executive Officer and is a director and Vice President of Sunshine. Mr. Valentine is the Company's President and a director and Vice President of Sunshine.

Below is a summary of certain transactions between the Company and either of Messrs. Sanfilippo or Valentine, or persons with whom they are related or entities in which they have an interest. All such transactions have been and will continue to be on terms which the Company believes to be at least as favorable to the Company as could be obtained from unaffiliated parties.

Lease Arrangements
------------------
The Company leases a warehousing and retail facility in Des Plaines, Illinois (the "Des Plaines Facility") and its production and office facilities at 2299 Busse Road, Elk Grove Village, Illinois (the "Busse Road Facility") from land trusts in which the direct and indirect beneficiaries are Jasper B. Sanfilippo (a stockholder, director and executive officer of the Company), Mathias A. Valentine (a stockholder, director and executive officer of the Company), their respective spouses, Anne Karacic and Rose Laketa (sisters of Mr. Sanfilippo) and Rosalie Sanfilippo (Mr. Sanfilippo's mother). The lease for the Des Plaines Facility expires on October 31, 2010 and provides for monthly rent of $21,250, subject to periodic increases based on increases in the Consumer Price Index (the "CPI") on each of June 1, 2003 and
June 1, 2005. The lease for the Busse Road Facility, as amended, expires on May 31, 2015 and provides for monthly rent of $84,500, subject to CPI increases on each of June 1, 2002, June 1, 2007 and June 1, 2012. Previous amendments to the lease had waived a scheduled CPI increase in 1995 to June 1, 1997. Effective January 1, 1998, the lease was further amended to waive the June 1997 CPI adjustment and increase the rent to its current level (from $74, 084 per month). The increase in monthly rent is less than the increase that would have been implemented if the scheduled CPI increase had not been waived. The leases for the Des Plaines Facility and the Busse Road Facility also require the Company to pay the real estate taxes on, and to maintain and insure, the Des Plaines Facility and the Busse Road Facility. During fiscal 1998, the aggregate amount of real estate taxes on and insurance premiums paid by the Company under both leases was approximately $301,000.

The Company has constructed an addition to the Busse Road Facility (the "Addition") which is situated on property owned by the land trust that owns the Busse Road Facility (the "Busse Land Trust") and on property owned by the Company. Accordingly, (i) the Company and the Busse Land Trust entered into a ground lease with a term beginning January 1, 1995 pursuant to which the Company leases from the Busse Land Trust the land on which a portion of the Addition is situated and all related improvements thereon (the "Busse Addition Property"), and (ii) the Company, the Busse Land Trust and the sole beneficiary of the Busse Land Trust entered into a party wall agreement effective as of January 1, 1995, which sets forth the respective rights and obligations of the Company and the Busse Land Trust with respect to the common wall which separates the existing Busse Road Facility and the Addition. The ground lease has a term which expires on May 31, 2015 (the same date on which the Company's lease for the Busse Road Facility expires) and requires the Company to pay the Busse Land Trust annual rent of $6,425, subject to CPI increases on each of June 1, 2000, June 1, 2005 and June 1, 2010. The Company has an option to extend the term of the ground lease for one five-year term, an option to purchase the Busse Addition Property at its then appraised fair market value at any time during the term of the ground lease, and a right of first refusal with respect to the Busse Addition Property. The ground lease also requires the Company to pay the real estate taxes on, and to insure the Busse Addition Property. The party wall agreement grants the Company the right to use and the obligation to participate pro rata with the Busse Partnership (defined below) in the maintenance of the common wall shared by the Addition and Busse Road Facility.

The sole beneficiary of the Busse Land Trust is the Arthur/Busse Limited Partnership (the "Busse Partnership"). The general partner of the Busse Partnership is Arthur/Busse Properties, Inc.
 The shareholders of Arthur/Busse Properties, Inc. and the limited partners of the Busse Partnership are Jasper B. Sanfilippo, Marian Sanfilippo (Mr. Sanfilippo's wife), Mathias A. Valentine, Mary Valentine (Mr. Valentine's wife), Anne Karacic and Rose Laketa (sisters of Mr. Sanfilippo), and Rosalie Sanfilippo
(Mr. Sanfilippo's mother).


Supplier, Vendor, Broker and Other Arrangements
-----------------------------------------------
During fiscal 1998, the Company purchased $2.62 million of products and services from Navarro Pecan Company, Inc., ("Navarro") a processor of pecans, and sold approximately $2.99 million of products and services to Navarro. The Company anticipates that it will continue to make such purchases from and sales to Navarro in fiscal 1999 and thereafter. Jasper B. Sanfilippo, a stockholder, director and executive officer of the Company, also serves as a director and officer of Navarro. In addition, Mr. Sanfilippo owns 33-1/3% of the outstanding common stock of Navarro. The remaining two-thirds of the outstanding common stock of Navarro is owned by unaffiliated parties.

During fiscal 1998, the Company purchased approximately $6.25 million of raw materials from an entity in respect of which Mr.
Sanfilippo serves as a director and owns 50% of the outstanding common stock.

During fiscal 1998, the Company purchased $503,855 of manufacturing equipment (such as canning and packaging machinery), engineering services and inventory from JesCorp, Inc. and MAP Systems International, a division of JesCorp, Inc. ("JesCorp"). The Company anticipates that it will continue to make such purchases of products and services from JesCorp in fiscal 1999 and thereafter. James J. Sanfilippo and John Sanfilippo are the stockholders, directors and officers of JesCorp and are employees (James Sanfilippo is an executive officer) and stockholders of the Company and sons of Jasper B. Sanfilippo, a stockholder, director and executive officer of the Company. Marian Sanfilippo, Jasper B. Sanfilippo's wife and a beneficial owner of more than 5% of the Company's outstanding Class A Stock, is also a director of JesCorp. During fiscal 1998, JesCorp subleased from the Company approximately 17,481 square feet of space at the Company's facilities and paid rent for this space at the rate of $8,168 per
month.   JesCorp subleased additional space beginning July 1,
1998. This brought the total space subleased to JesCorp to approximately 26,820 square feet for which JesCorp is paying $11,976 of rent per month. This amount is equal to the amount paid by the Company in respect of such space (inclusive of taxes). JesCorp's lease will expire December 31, 2000.

During fiscal 1998, Gibson Specialty Corporation ("Gibson") rented approximately 11,605 square feet of space from the Company for $5,423 per month in rent under an oral month-to-month lease arrangement. Effective July 1, 1998, Gibson reduced the space rented to 8,000 square feet and is paying $3,577 per month in rent under this same month-to-month arrangement. Gibson's rent is and has been equal to the amount paid by the Company in respect of such space (inclusive of taxes). Gibson is 60% owned by Jerome Evon, the son-in-law of Jasper B. Sanfilippo. The remaining 40% of Gibson is owned by unaffiliated parties.

During fiscal 1998, the Company compensated the following employees who are related to directors or executive officers of the Company. Jeffrey T. Sanfilippo, Vice President of Sales and Marketing, is the son of Jasper B. Sanfilippo, Chairman of the Board and Chief Executive Officer, and the brother of James J. Sanfilippo and Jasper B. Sanfilippo, Jr., both of whom are executive officers of the Company. Jeffrey T. Sanfilippo's total compensation for fiscal 1998 was $136,795. James A. Valentine, Vice President of Management Information Systems, is the son of Mathias A. Valentine, President and a Director of the Company and the brother of Michael J. Valentine, a Director and an executive officer of the Company. James A. Valentine's total compensation
for fiscal 1998 was $96,433.   John C. Taylor Jr., former Vice
President of Sales and Marketing Consumer Products, is the son of John C. Taylor, a Director and executive officer of the Company. John C. Taylor Jr. resigned from the Company on June 1, 1998. His total compensation for fiscal 1998 was $97,664.


	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
        ----------------------------------------------

Effective June 1, 1998 the Company entered into a three-year agreement with Compass Sales and Marketing ("Compass") to act as a broker for the Company. John C. Taylor Jr., a former employee of the Company and the son of John C. Taylor, a director and executive officer of the Company, is the president of Compass. In their capacity as broker, Compass makes customer calls, manage brokers, provide retail services and provide information services. Compass is paid for their service on terms substantially equivalent to the terms on which other brokers utilized by the Company are paid. As of the date of this Proxy Statement, the Company has paid Compass a total of $53,538 during fiscal 1999 for services rendered under this agreement.


                PROPOSAL TO APPROVE THE ADOPTION OF
                  THE 1998 EQUITY INCENTIVE PLAN
                -----------------------------------

At the annual meeting, the stockholders of the Company will be asked to consider and approve the 1998 Equity Incentive Plan, to be effective as of September 1, 1998 (the "Effective Date").
The 1998 Equity Incentive Plan is intended to replace the 1995 Plan, which was terminated by the Board of Directors as of August 27, 1998, provided, however, that unexercised stock options that are outstanding under the 1995 Plan will continue to be governed by the provisions of the 1995 Plan.

Required Vote
-------------

The Board of Directors recommends a vote "FOR" the approval of the 1998 Equity Incentive Plan.

Mrs. Marian Sanfilippo and Messrs. Jasper B. Sanfilippo, Mathias
A. Valentine and Michael J. Valentine, who, collectively and in the aggregate have voting control over approximately 87.0% of the combined voting power of the Company's capital stock issued and outstanding as of September 11, 1998, have advised the Company that they intend to vote all of their shares of the Company in favor of the proposal. Passage of this proposal requires the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of shares present and entitled to vote at the Annual Meeting.

The following constitutes a brief discussion of the material features of the 1998 Equity Incentive Plan and is qualified in its entirety by reference to the copy of the 1998 Equity Incentive
Plan that is attached as Exhibit A to this Proxy Statement.

The Company had an aggregate of 550,000 shares of Common Stock reserved for issuance in respect of stock options outstanding under the 1991 Plan and the 1995 Plan. These plans were terminated by the Company's Board of Directors on February 28,
1995 and August 27, 1998, respectively.   Unexercised options to
purchase 370,300 shares of Common Stock previously awarded under the 1991 Plan and the 1995 Plan remain outstanding as of September 11, 1998 and will continue to be governed by the terms of the 1991 Plan and the 1995 Plan, respectively. The Company believes that it would be appropriate and beneficial to adopt the 1998 Equity Incentive Plan to replace the 1995 Plan (which replaced the 1991
Plan). Under the 1998 Equity Incentive Plan the Company will be authorized to grant options to purchase up to 350,000 shares of Common Stock, which shares shall be reserved for issuance under the 1998 Equity Incentive Plan. Accordingly, upon approval of the 1998 Equity Incentive Plan, a total of 720,300 shares of Common Stock are or will be reserved subject to issuance upon exercise of options granted under the 1991 Plan, the 1995 Plan or the 1998 Equity Incentive Plan.

Purpose of the 1998 Equity Incentive Plan
-----------------------------------------

The purpose of the 1998 Equity Incentive Plan is to increase the ownership of Common Stock of the Company by those key employees (including officers and certain directors who are also officers) and Outside Directors who contribute to the continued growth, development and financial success of the Company and its subsidiaries, and to attract and retain key employees and reward them for the Company's profitable performance.

Number of Shares Authorized
---------------------------

The 1998 Equity Incentive Plan provides that an aggregate of 350,000 authorized but unissued shares of Common Stock of the Company will be available for awards in the form of stock options, including options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code and nonqualified stock options. Such number of authorized but unissued shares of Common Stock will be reduced by the aggregate number of shares of Common Stock acquired from time to time to be held as treasury shares reserved for use under 1998 Equity Incentive Plan. The aggregate number of shares of Common Stock available under the 1998 Equity Incentive Plan will be subject to adjustment to reflect certain subsequent stock changes such as stock dividends, stock splits and recapitalizations. If any outstanding stock option under the 1998 Equity Incentive Plan expires or is terminated for any reason before the end of the term of the 1998 Equity Incentive Plan, the shares covered by the expired or terminated stock option may be used to grant new stock options under the 1998 Equity Incentive Plan. As of September 9, 1998 the closing sales price of the Company's Common Stock (as reported on the Nasdaq National Market System) was $4.75.


Administration
--------------

The 1998 Equity Incentive Plan will be administered by the entire
Board of Directors, unless a committee is subsequently appointed by the Board for that purpose.

Eligibility
-----------

Stock options may be granted to any person designated by the Board of directors to be an employee of the Company or any of its subsidiaries (currently approximately 1,700 individuals) or to any Outside Director; provided, however, that Jasper B. Sanfilippo, the Company's Chairman of the Board and Chief Executive Officer, and Mathias A. Valentine, the Company's President, are not eligible to participate in the 1998 Equity Incentive Plan. Employees may be granted incentive stock options and nonqualified stock options. Outside Directors (currently three individuals) are only eligible to receive nonqualified stock options granted in accordance with the formula provided by the 1998 Equity Incentive Plan.


Terms of Grant
--------------

The term of each stock option granted under the 1998 Equity Incentive Plan will be for a period of not more than 10 years from the date of the grant (five years in the case of incentive stock options granted to a person owning more than 10% of the voting power of the Company), and will be subject to earlier termination as provided in the 1998 Equity Incentive Plan. To the extent not set forth in the 1998 Equity Incentive Plan, the terms and conditions of each grant of stock options will be set forth in a written agreement between the Company and the grantee thereof.

Grant of Stock Options
----------------------

Generally, each grant of stock options will become exercisable in equal installments of 25% of the shares covered by the option on the first four anniversaries of the date of grant subject to, in the case of an employee, continued employment with the Company, or in the case of an Outside Director, continued service as a director, on such date. Each option will be evidenced by a written stock option agreement which will contain such terms and conditions as determined by the Board of Directors in accordance with the 1998 Equity Incentive Plan. The Board of Directors will determine the per share purchase price of the Common Stock subject to stock options (the "Option Price"). The Option Price for nonqualifying options may not be less than 50% of the Fair Market Value (as defined below) per share of Common Stock on the date of grant. In the case of incentive stock options, the Option Price may not be less than 100% of the Fair Market Value per share of Common Stock on the date of the grant; provided, however, that in the case of a grant of an incentive stock option to an employee who is a holder of more than 10% of the voting power of the Company's capital stock, the Option Price may not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant. The Option Price of any shares of Common Stock as to which an option may be exercised must be paid in full at the time of exercise, unless the option grant permits the grantee to deliver a promissory note as partial payment. Payment may, at the election of the grantee and to the extent not made pursuant to such a promissory note, be made in (a) cash, (b) shares of Common Stock valued at their aggregate Fair Market Value on the date of exercise, (c) surrender of an exercisable option covering shares of Common Stock with an aggregate Fair Market Value as of the date of exercise in excess of the aggregate dollar amount of the Option Prices of such shares under such option equal to the Option Price of the options sought to be exercised, (d) through delivery of irrevocable instructions to a broker to deliver promptly to the Company of an amount of cash equal to the Option Price, (e) any combination of the foregoing or (f) in accordance with the term of an individual's option agreement. The Board of Directors may provide that if a grantee delivers shares of Common Stock in full or partial payment of the Option Price, the grantee will be granted a "reload stock option" to purchase the number of shares of Common Stock so delivered by the grantee. The "Fair Market Value" of a share of Common Stock is generally determined under the plan by reference to the last closing sales price for the Common Stock as reported on the Nasdaq National Market.

Grant of Nonqualified Stock Options to Outside Directors
--------------------------------------------------------

Each individual who is elected an Outside Director after the Effective Date will on the date of his or her election to the Company's Board and on each date of his or her re-election, automatically be granted a non-qualified option to purchase 1,000 shares of Common Stock. The price of the shares subject to each option granted to an Outside Director will be 100% of the Fair Market Value for such shares on the date such option is granted. Outside Directors shall not be eligible for any other option grants pursuant to the 1998 Equity Incentive Plan.

Options Nonassignable
---------------------

Options granted under the 1998 Equity Incentive Plan may not be assigned or transferred other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee.

Effect of Change of Control
---------------------------

Notwithstanding any other provisions of the 1998 Equity Incentive Plan, all options granted under the 1998 Equity Incentive Plan become fully vested and exercisable commencing on the date of a "Change of Control", which is defined in the 1998 Equity
Incentive Plan as the date on which no shares of Class A Stock remain outstanding; provided, however, that the Company may cancel all such options under the 1998 Equity Incentive Plan as of the date of a Change of Control by giving notice to each grantee thereof of its intention to do so and by fully vesting all such options and permitting the purchase during the 30-day period immediately preceding such Change of Control date of all of shares of Common Stock subject to such outstanding options.

Termination of Employment
-------------------------

An unexercised option will terminate upon an employee's termination of employment if the termination of employment was the result of the resignation of the employee or the termination of the employee for cause (as defined in the 1998 Equity Incentive
Plan) and otherwise, except that; if the grantee's employment is terminated by the death of the grantee, unexercised options, to the extent exercisable on the date of the grantee's death, may be exercised, in whole or in part, at any time within one year after the date of death by the grantee's personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution; if the grantee's employment is terminated as a result of retirement under the provisions of a retirement plan of the Company or any of its subsidiaries applicable to the grantee (or on or after age 60 if no retirement plan of the Company or its subsidiaries is applicable to the grantee), any unexercised option, to the extent exercisable at the date of such termination of employment, may be exercised, in whole or in part, at any time within 90 days after the date of such termination of employment; if the grantee's employment is terminated as a result of the permanent disability of the grantee, any unexercised option, to the extent exercisable at the date of such termination of employment, may be exercised, in whole or in part, at any time within one year after the date of such termination of employment; or if the grantee's employment is terminated for any reason other than by death, retirement, permanent disability, resignation or for cause, any unexercised option to the extent excisable on the date of such termination of employment, may be exercised, in whole or in part, at any time within three months from the date of such termination of employment.

Intent to Comply with Section 16 of the Securities Exchange Act of 1934
-----------------------------------------------------------------------

With respect to those persons who, for purposes of Section 16 of the Securities Exchange Act of 1934, are treated as officers, directors, or beneficial owners of more than 10% of the Common Stock of the Company, transactions under the 1998 Equity Incentive Plan are intended to comply with all applicable conditions of Rule 16b-3 (which relates to transactions which may be deemed exempt under Section 16(b) of the Securities Exchange Act of 1934) under the Securities Exchange Act of 1934, as amended, or any similar successor provisions. To the extent any provision of the 1998 Equity Incentive Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

Amendment of the Plan
---------------------

The Board may make such modifications of the 1998 Equity Incentive Plan as it may deem advisable but may not, without further approval of the stockholders of the Company, except as otherwise provided in the 1998 Equity Incentive Plan: materially increase the benefits accruing to participants under the 1998 Equity Incentive Plan; materially increase the number of shares of Common Stock reserved for issuance under the 1998 Equity Incentive Plan; materially modify the requirements as to eligibility for participation in the 1998 Equity Incentive Plan; or extend the date of termination of the 1998 Equity Incentive Plan. Notwithstanding the foregoing, the provisions in the 1998 Equity Incentive Plan relating to the grant of stock options to Outside Directors pursuant to a formula may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

Termination of the Plan
-----------------------

The 1998 Equity Incentive Plan will terminate on the tenth anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, will not affect any option then outstanding under the 1998 Equity Incentive Plan.

Certain Federal Income Tax Consequences
---------------------------------------

The following is a brief summary of the significant aspects of current federal income tax treatment of the stock options that may be granted under the 1998 Equity Incentive Plan. This summary does not cover the federal tax effects if the described conditions are not met.

The grant of a stock option will not result in tax consequences to the Company or the participant. Upon the exercise of an option and the transfer to the grantee of shares, the tax treatment depends upon whether the option is a nonqualified option or an incentive stock option. When a nonqualified option is exercised, the grantee will realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will have deductible expense in the same amount. The grantee's basis in such shares will generally be their fair market value on the date of exercise. When the grantee disposes of such shares, the difference between the amount received and the fair market value of the shares on the date of exercise will be treated as long-term or short -term capital gain or loss, depending upon the holding period of the shares.

When an incentive stock option is exercised, the grantee will not realize any income and the Company will not be allowed any deduction if certain conditions regarding the holding period of the option and the option stock are met. The basis to the grantee of shares acquired upon the exercise of an incentive stock option will be the exercise price. In the event of a sale of the stock after compliance with these conditions, the resulting gain or loss will ordinarily be treated as long-term capital gain or loss.

If the grantee fails to comply with the holding period conditions, the grantee is taxed as if he or she had exercised a nonqualified option, and the Company will have a deductible expense upon exercise equal to the compensation income recognized by the grantee. Any gain in excess of the amount treated as compensation will be treated as long-term or short-term capital gain depending on the length of time the grantee had held the stock at the time of disposition.

The 1998 Equity Incentive Plan is not intended to qualify under
Section 401(a) of the code.



	RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                  AS INDEPENDENT ACCOUNTANTS
        ------------------------------------------------

The stockholders will be asked to ratify the appointment of the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 24, 1999. This appointment was made by the Board of Directors on recommendation of its Audit Committee.

PricewaterhouseCoopers LLP served as independent accountants for the fiscal year ended June 25, 1998 and it (or its predecessor by merger, Price Waterhouse LLP) has acted as accountants for the
Company since 1982.   Representatives of PricewaterhouseCoopers LLP
are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 24, 1999.

The affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of shares present and entitled to vote at the Annual Meeting is required for ratification of this item. No determination has been made as to what action the Board of Directors would take if the appointment is not ratified.


                        ANNUAL REPORT
                        -------------

The Company's annual report for the fiscal year ended June 25, 1998 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.


           STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING
           -------------------------------------------------

Any stockholder proposal to be considered for inclusion in the proxy materials for the Company's 1999 annual meeting of stockholders must be received at the principal executive offices of the Company no later than May 18, 1999 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities Exchange Act of 1934. The amendment to 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which the stockholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised that the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 1999 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement by August 1, 1999, the management proxies will be allowed to use their discretionary authority as outlined above.


                      PROXY SOLICITATION
                      ------------------

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their expenses in doing so. The entire cost of the preparation and mailing of this Proxy Statement and accompanying materials and the related proxy solicitation will be borne by the Company.


                        OTHER MATTERS
                        -------------

Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                  By Order of the Board of Directors

                                  /s/ MICHAEL J. VALENTINE
                                  ------------------------
                                  MICHAEL J. VALENTINE
                                  Secretary

Elk Grove Village, Illinois
September 15, 1998


EXHIBIT A
----------

THE JOHN B. SANFILIPPO & SON, INC.
1998 EQUITY INCENTIVE PLAN
----------------------------------

John B. Sanfilippo & Son, Inc. (the "Company") hereby establishes The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan (the "Plan"), to become effective September 1, 1998 (the "Effective Date"), subject to approval by the holders of a majority of the combined voting power of the Common Stock, $.01 par value, of the Company ("Common Stock") and Class A Common Stock, $.01 par value, of the Company ("Class A Stock") present, or represented, and entitled to vote at a meeting duly called and held. Grants may be made hereunder prior to such stockholder approval, provided that any such grants shall be subject to such stockholder approval.

1.	Definitions.

In this Plan, except where the context otherwise indicates, the following definitions apply:

        1.1. "Agreement" means a written agreement implementing a grant of an Option.

        1.2     "Board" means the Board of Directors of the Company.

	1.3	"Change in Control" shall have the meaning set forth in
        Subsection 15.1 hereof.

        1.4 "Class A Stock" means the Class A Common Stock, $.01 par value per share, of the Company.

	1.5	"Code" means the Internal Revenue Code of 1986, as
        amended.

        1.6 "Committee" means the entire Board or any committee of the Board appointed by the Board to administer the Plan, meeting the standards of Rule 16b-3(d)(1) under the Exchange Act, or any similar successor rule and Temp. Treas. Reg.
        Section 1.162-27(e)(3) or any similar successor rule. Unless otherwise determined by the Board, the entire Board shall be the Committee and shall administer the Plan.

	1.7	"Common Stock" means the Common Stock, par value $.01 per
        share, of the Company, and any other shares into which such common stock shall thereafter be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

	1.8.	"Company" means John B. Sanfilippo & Son, Inc., a
        Delaware corporation, its successors and assigns.

        1.9. "Current Grant" shall have the meaning set forth in Subsection 6.4(e) hereof.

        1.10. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 8 hereof.

        1.11. "Date of Grant" means the date on which an Option is granted by the Committee (or such later date as specified in advance by the Committee) or, in the case of a Nonstatutory Stock Option granted to an Outside Director, the date on which such Nonstatutory Stock Option is granted pursuant to and in accordance with the provisions of Section 10 hereof.

        1.12. "Effective Date" means September 1, 1998, subject to approval by the holders of the combined voting power of the Common Stock and Class A Stock present, or represented, and entitled to vote at a meeting duly called and held.

        1.13. "Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary.

        1.14. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        1.15.   "Fair Market Value" of a Share means:

                (a) If on the applicable date the Common Stock is listed for trading on a national or regional securities exchange or authorized for quotation on the Nasdaq National Market System, the closing price of the Common Stock on such exchange or Nasdaq National Market System, as the case may be, on the applicable date, or if no sales of Common Stock shall have occurred on such exchange or Nasdaq National Market System, as the case may be, on the applicable date, the closing price of the Common Stock on the next preceding date on which there were such sales;

                (b) If on the applicable date the Common Stock is not listed for trading on a national or regional securities exchange or authorized for quotation on the Nasdaq National Market System, the mean between the closing bid price and the closing ask price of the Common Stock as otherwise reported by the Nasdaq Stock Market, Inc. with respect to the applicable date or, if closing bid and ask prices for the Common Stock shall not have been so reported with respect to the applicable date, on the next preceding date with respect to which such bid and ask prices were so reported; or

                (c) If on the applicable date the Common Stock is not listed for trading on a national or regional securities exchange or authorized for quotation on the Nasdaq National Market System or otherwise reported by the Nasdaq Stock
        Market, Inc., the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

        Such Fair Market Value shall be subject to adjustment as provided in Section 23 hereof.

	1.16.	"For Cause" shall have the meaning set forth in
        Subsection 14.2 hereof.

        1.17. "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

        1.18. "Insider" means a director, officer or beneficial owner of more than 10% of the Common Stock of the Company for purposes of Section 16 of the Exchange Act.

        1.19. "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

        1.20. "Option" means a right to purchase Common Stock granted under the Plan in accordance with the terms of either
        Section 6 or Section 10 hereof.

        1.21. "Optionee" means an Outside Director or an Employee to whom an Option has been granted.

	1.22.	"Option Period" means the period during which an
        Option may be exercised.

        1.23. "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee in accordance with the terms and conditions of the Plan, except that, in the case of Nonstatutory Stock Options granted to Outside Directors pursuant to the provisions of Section 10, in no event shall the Option Price be less than 100% of the Fair Market Value per Share determined as of the Date of Grant.

	1.24.	"Other Plans" shall have the meaning set forth in
        Subsection 6.4(d) hereof.

        1.25. "Outside Director" means any person who is a director of the Company and who is not also an employee of either the Company, any Subsidiary or any of their respective affiliates.

        1.26. "Permanent Disability" means a mental or physical condition which, in the opinion of the Committee, renders an Optionee unable or incompetent to carry out the job responsibilities which such Optionee held or tasks to which such Optionee was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period.

	1.27.	"Plan" means The John B. Sanfilippo & Son, Inc. 1998
        Equity Incentive Plan.

	1.28.	"Prior Grants" shall have the meaning set forth in
        Subsection 6.4(e) hereof.

        1.29. "Reload Option" means a new Option granted to an Optionee pursuant to and in accordance with Subsections
        4.3(f)(v) and 8.2 hereof, upon the surrender of Shares to pay the Option Price of a previously granted Option.

	1.30	"Share" means a share of Common Stock.

	1.31.	"Share Withholding" shall have the meaning set forth
        in Subsection 13.1 hereof.

        1.32. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company either directly or through one or more Subsidiaries.

	1.33.	"Ten Percent Owner" shall have the meaning set forth
        in Subsection 6.4(a) hereof.

        1.34. "Termination of Employment" shall have the meaning set forth in Subsection 14.1 hereof.

	1.35.	"$100,000 Limit" shall have the meaning set forth in
        Subsection 6.4(d) hereof.

2.	Purpose.

        The purpose of the Plan is to advance the interests of the Company and its Subsidiaries by encouraging and facilitating the acquisition of a larger personal financial interest in the Company by Outside Directors and those Employees upon whose judgment and interest the Company and its Subsidiaries are largely dependent for the successful conduct of their operations, and by making executive positions in the Company and its Subsidiaries more attractive. It is anticipated that the acquisition of such financial interest will stimulate the efforts of such Employees and Outside Directors on behalf of the Company and its Subsidiaries and strengthen their desire to continue in the service of the Company and its Subsidiaries. It is also anticipated that the opportunity to obtain such a financial interest will prove attractive to promising executive talent and will assist the Company and its Subsidiaries in attracting such persons. The Plan is intended to meet the requirements of Rule 16b-3 of the Exchange Act at all times during which Insiders are subject to the requirements of Section 16 of the Exchange Act.

3.	Scope of the Plan.

        3.1.    Shares Available.   An aggregate of 350,000 Shares is
        hereby authorized and made available and shall be reserved for issuance under the Plan with respect to the exercise of Options. Such number of Shares shall be reduced by the aggregate number of Shares acquired from time to time to be held as treasury Shares reserved for use under the Plan. Subject to the foregoing and the other provisions of this
        Section 3, Shares that are issued upon the exercise of Options awarded under the Plan may be issued out of either the Company's authorized and unissued or treasury shares of Common Stock. The aggregate number of Shares available under this Plan shall be subject to adjustment upon the occurrence of any of the events and in the manner set forth in Section 23 hereof.

        3.2.    Shares Subject to Terminated Options.   If, and to the
        extent, an Option shall expire or terminate for any reason without having been exercised in full, the Shares subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available under the Plan for other grants.

        3.3 Authority to Purchase Shares. The Board, such committee of the Board that the Board shall specifically authorize or direct on its behalf, or the Committee shall have the authority to cause the Company to purchase from time to time, in such amounts and at such prices as the Board, in its discretion, shall deem advisable or appropriate, Shares to be held as treasury Shares and reserved and used solely for or in connection with grants under the Plan, at the discretion of the Committee.

4.	Administration.

	4.1.	The Committee.  The Plan shall be administered by the
        Committee.

        4.2. Authority of the Committee. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

		(a)	to grant Options;

                (b) subject to Sections 6 and 10, to determine (a) the Option Price of the Shares subject to each Option, (b) the Employees and Outside Directors to whom, and the time or times at which, Options shall be granted, and (c) subject to
        Section 3, the number of Shares subject to an Option to be granted to each Optionee thereof;

                (c) to determine all other terms and provisions of each Agreement (which may, but need not be, identical), other than the exercisability of Options which is governed by Subsection 6.2 hereof, and, with the consent of the Optionee, to modify any Agreement;

		(d)	to construe and interpret the Plan and Agreements;

                (e) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation and subject to Section 14 hereof, the rules with respect to the exercisability of Options;

                (f) to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option, at the time of such exercise, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States of America or of any state;

		(g)	to prescribe the method by which grants of Options
        shall be evidenced;

                (h) to cancel, with the consent of the Optionee thereof, outstanding Options and to grant new Options in substitution therefor;

                (i) to require withholding from or payment by an Optionee of any federal, state or other governmental taxes;

		(j)	to prohibit the election described in Section 11
        hereof;

                (k) to make all other determinations deemed necessary or advisable for the administration of the Plan; and

                (l) to impose such additional conditions, restrictions and limitations upon the exercise, vesting or retention of Options as the Committee may, prior to or concurrently with the grant or award thereof, deem appropriate, including, but not limited to, limiting the percentage of Options which may from time to time be exercised by an Optionee.


	4.3.	Agreements Evidencing Stock Options.

                (a) Options awarded under the Plan shall be evidenced by Agreements which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. Without limiting the generality of the foregoing, the Committee may in any Agreement impose such restrictions or conditions upon the exercise of such Option or upon the sale or other disposition of the shares of Common
        Stock issuable upon exercise of such Option as the Committee may in its sole discretion determine. By accepting an award pursuant to the Plan each Optionee shall thereby agree that each such award shall be subject to all of the terms and provisions of the Plan, including, but not limited to, the provisions of Section 4.6.

                (b) Each Agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby, subject to adjustment by the Committee to reflect changes in capitalization as contemplated by Section 23.

                (c) Each Agreement relating to Options shall set forth the amount payable by the Optionee to the Company upon exercise of the Option evidenced thereby, subject to adjustment by the Committee to reflect changes in capitalization as contemplated by Section 23.

                (d) Each Agreement shall set forth the period during which the Option shall be exercisable, which shall be determined by the Committee in its discretion, subject to the terms of Subsection 6.4(b) and Section 10 hereof; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the Date of Grant, and each Option shall be subject to earlier termination as herein provided.

                (e) Each Agreement shall specify whether the Option is a Nonstatutory Stock Option or an Incentive Stock Option.

                (f) Without limiting the foregoing, the Committee shall provide, in its discretion, in any Agreement:

                        (i) for an agreement by the Optionee to render services to the Company or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Company or a Subsidiary to employ or otherwise retain any Optionee;

                        (ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option;

                        (iii) for an agreement by the Optionee to resell to the Company, under specified conditions, Shares issued upon the exercise of an Option;

                        (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Shares valued at Fair Market Value on the Date of Exercise of the Option in accordance with the terms of Subsection 8.1 hereof, or a combination of cash and Shares, or for the payment in part of the Option Price with a promissory note in accordance with the terms of Subsection 8.3 hereof;

                        (v) for the automatic issuance of a Reload Option covering a number of Shares equal to the number of any Shares used to pay the Option Price in accordance with the terms of Subsection 8.2 hereof; or

                        (vi) for the right of the Optionee to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company or a Subsidiary (other than required tax withholding amounts), that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market
                Value of a Share on the date of surrender, over (ii) the Option Price, plus an amount of cash equal to the Fair
                Market Value of any fractional Share to which the Optionee might be entitled. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

        4.4. Finality of Committee Determinations: Liability of Members. The determination of the Committee on all matters relating to the Plan or any Agreement shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Agreement or any grant thereunder.

        4.5. Periodic Committee Review and Meetings with Management. The Committee shall from time to time review the implementation and results of the Plan to determine the extent to which the Plan's purpose is being accomplished. In addition, the Committee shall periodically meet with senior management of the Company to review their suggestions regarding grants under the Plan, including the individuals who are proposed to receive grants and the amount and terms of such grants; provided, however, that all such grants shall be determined solely by the Committee in its discretion.

        4.6. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, other than for actions involving wilful misfeasance, gross negligence or reckless disregard of the member's duties.

5.	Eligibility.

                Options may be granted only to Outside Directors and Employees, except that (i) Outside Directors are not eligible to receive Options other than pursuant to Section 10 and (ii) neither Jasper B. Sanfilippo, Sr. nor Mathias A. Valentine shall be eligible to receive Options under the Plan. Subject to the provisions of Section 3 and Subsection 6.5 hereof, an Employee or Outside Director who has been granted an Option may be granted additional Options; provided, however, that grants of Nonstatutory Stock Options to Outside Directors are subject to the limitations set forth in Section 10. In selecting the individuals to whom Options shall be granted as well as in determining the number of Shares subject to each Option to be granted, the Committee shall take into consideration such factors as it deems relevant in connection with promoting the purposes of the Plan.

6.	Conditions to Grants and Awards.

        6.1. General. Subject to the provisions of Sections 5 and 10 hereof, the Committee is hereby authorized to grant
        Nonstatutory Stock Options to Outside Directors and Employees and Incentive Stock Options to Employees. All Options designated as Incentive Stock Options shall be, in addition to the other provisions of this Plan, subject to the terms and conditions of Subsection 6.4 below. Subject to the provisions of Section 3 hereof, an individual who has been granted an Option may, if such individual is otherwise eligible, be granted additional Options if the Committee shall so determine. Subject to the other provisions of this Plan, the Committee may grant Options with terms and conditions which differ among the Optionees thereof.

        6.2. Exercisability. Each Option granted under this Plan shall provide that the Option shall become exercisable in equal installments of 25% of the total number of Shares subject to being purchased thereunder on each of the first, second, third and fourth anniversaries of the Option's Date of Grant; provided, however, that the Optionee remains an Employee (or a director of the Company in the case of a Nonstatutory Stock Option granted to an Outside Director pursuant to Section 10 hereof) on each such anniversary of the Date of Grant. To the extent not set forth in the Plan, the terms and conditions of each grant shall be set forth in an Agreement.

        6.3. Grants of Options and Option Price. Subject to the provisions of Section 10, before the grant of any Option, the Committee shall determine the Option Price of the Shares subject to such Option; provided that, except as provided in Subsection 6.4 below with respect to Incentive Stock Options, the Option Price shall not be less than fifty percent (50%) of the Fair Market Value of a Share on the Date of Grant.

        6.4. Grants of Incentive Stock Options. Any Option designated as an Incentive Stock Option may be granted only to an Employee and shall:

                (a) have an Option Price of (i) not less than 100% of the Fair Market Value of a Share on the Date of Grant, or (ii) in the case of an Employee who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (a "Ten Percent Owner"), not less than 110% of the Fair Market
        Value of a Share on the Date of Grant;

                (b) have an Option Period of not more than ten (10) years (five (5) years, in the case of a Ten Percent Owner) from the Date of Grant, and shall be subject to earlier termination as herein provided;

                (c) notwithstanding the provisions relating to termination of employment set forth in Section 14 hereof, not be exercisable more than three (3) months (or one (1) year, in the case of an Optionee who is disabled within the meaning of
        Section 22(e)(3) of the Code) after termination of employment;

                (d) not have an aggregate Fair Market Value of Shares (determined for each Incentive Stock Option at the time it is granted) with respect to which Incentive Stock Options are exercisable for the first time by such Optionee during any calendar year (under this Plan and any other employee stock option plan of the Optionee's employer or any parent or 50%- or-more owned subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

                (e) if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to all Incentive Stock Options previously granted under this Plan and the Other Plans ("Prior Grants") and any Incentive Stock Options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

                        (i) the portion of the Current Grant exercisable for the first time by the Optionee during any calendar year which would be, when added to any portions of any Prior Grants exercisable for the first time by the Optionee during any such calendar year with respect to Shares which would have an aggregate Fair Market Value (determined at the time of each such grant) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Optionee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Optionee when added to all Prior Grants without exceeding the $100,000 Limit; and

                        (ii) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant.

                (f) be granted within ten (10) years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

                (g) require the Optionee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

        6.5. Code Section 162(m) Compliance for Option Grants. The maximum number of Shares subject to Options which may be awarded to any Optionee in any one calendar year shall not exceed 50,000 Shares. In all events, determinations under the preceding sentence shall be made in a manner which is consistent with Code Section 162 and the regulations promulgated thereunder.

7.	Non-transferability.

                Each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution. During the life of the Optionee, all rights granted to the Optionee under the Plan or under any Agreement shall be exercisable only by the Optionee.

8.	Exercise of Options.

        8.1. Manner of Exercise and Payment. Subject to the provisions hereof and the provisions of the Agreement under which it was granted, each Option shall be exercised by delivery to the Company's treasurer of written notice of intent to purchase a specific whole number of Shares subject to the Option. The Option Price of any Shares as to which an Option is exercised shall be paid in full at the time of the exercise, unless and to the extent that the Committee agreed in the Agreement in which the Option was granted to accept a promissory note as provided in Subsection 8.3 below. Payment may, at the election of the Optionee, be made in (i) cash,
        (ii) Shares valued at their Fair Market Value on the Date of Exercise, (iii) surrender of an exercisable Option covering Shares with an aggregate Fair Market Value as of the date of exercise in excess of the aggregate dollar amount of the Option Prices of such Shares under such Option equal to the Option Price of the Options sought to be exercised,
        (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount in cash equal to the Option Price, (v) any combination of the foregoing, or (vi) in accordance with the terms of the Agreement under which the Options sought to be exercised were granted. In certain circumstances, payment may also be made in accordance with Subsection 8.3 below.

        8.2. Reload Option. Pursuant to Subsection 4.3(f)(v) hereof, the Committee may, in its sole discretion, award Reload
        Options in an amount equal to the number of Shares that could be delivered in payment of the Option Price (as set forth in Subsection 8.1 above) in connection with the exercise of an Option. To the extent required by applicable law, the number of Reload Options available to each Optionee shall be set forth in each grant. The Option Price for any Reload Option shall be the Fair Market Value of a Share on the date that Shares are surrendered in payment of the Option Price. Other terms of the Reload Option shall be the same as the terms contained in the Agreement relating to the Option being exercised, provided that if a Reload Option is granted in connection with the use of Shares to pay the exercise price of an Incentive Stock Option, the Reload Option shall be a Nonstatutory Stock Option.

        8.3. Deferred Payment of Option Price. To the extent permitted by applicable law, the Committee may agree in the Agreement in which an Option is granted to accept as partial payment for the Shares a promissory note of the Optionee evidencing his or her obligation to make future cash payment therefor; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the Shares purchased pursuant to the Option. Promissory notes made pursuant to this Subsection 8.3 shall be payable as determined by the Committee, shall be secured by a pledge of the Shares in respect of the purchase of which the promissory is being delivered and shall bear interest at a rate fixed by the Committee (which rate shall not be lower than a reasonable commercial rate).

9.	Accelerated Exercise.

                Notwithstanding any other provisions of the Plan, all unexercised Options may be exercised or disposed of commencing on the date of a Change of Control, as defined in Section 15 hereof; provided, however, that the Company may cancel all such Options under the Plan as of the date of a Change of Control by giving notice to each Optionee thereof of its intention to do so and by permitting the purchase during the thirty-day period next preceding such effective date of all of the Shares subject to such outstanding Options.

10.	Grant of Stock Options to Outside Directors.

                Each Outside Director shall be eligible to be granted Nonstatutory Stock Options and all such grants shall only be made under and in accordance with the provisions in this
        Section 10.

        10.1. Grant to Outside Directors. Each person who becomes an Outside Director shall be granted on the date such person first becomes elected as an Outside Director, and on each date such person is re-elected as an Outside Director, which in each case shall be the Date of Grant, a Nonstatutory Stock Option to purchase 1,000 Shares at an Option Price equal to the Fair Market Value of such Shares on the Date of Grant. Each such Nonstatutory Stock Option shall provide that it may be exercised no later than ten (10) years following the Date of Grant and that the Nonstatutory Stock Option shall become exercisable in equal installments of 250 Shares on each of the first, second, third and fourth anniversaries of the Date of Grant, provided, however, that the Optionee remains a director of the Company on each such anniversary of the Date of Grant.

        10.2. Insufficient Shares Available. If on any date on which Nonstatutory Stock Options are to be granted pursuant to Subsection 10.1 above there is an insufficient number of Shares available pursuant to Section 3 hereof for such grant, the number of Shares subject to each Option granted pursuant to Subsection 10.1 on such date shall equal the number of Shares that otherwise would be subject to such Nonstatutory Stock Options but for such limitation multiplied by a fraction, the numerator of which shall be the total number of Shares then available pursuant to Section 3 for the grant of Nonstatutory Stock Options,. and the denominator of which shall be the aggregate number of Shares that otherwise would be granted pursuant to Subsection 10.1, such product to be rounded down to the nearest whole number.

        10.3.   Amendments to Section.   Notwithstanding Section 24
        hereof, the provisions in this Section 10 may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

11.     Notification under Section 83(b).

                Provided that the Committee has not prohibited such Optionee from making the following election, if an Optionee shall, in connection with the exercise of any Option, make the election permitted under Section 83(b) of the Code (i e., an election to include in such Optionee's gross income in the year of transfer the amounts specified in Section 83(b) of the
        Code), such Optionee shall notify the Committee of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12.	Withholding Taxes.

        12.1.   Remittance of Tax as Condition of Delivery.  The
        Company shall be entitled to require as a condition of delivery of Shares hereunder that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.


        12.2.   Mandatory Withholding on Officers, Directors and
        Greater Than 10% Stockholders.   In the case of an Optionee
        who is an officer, director or beneficial owner of more than 10% of the Common Stock of the Company (as determined in accordance with Rule 13d-3 under the Exchange Act), whenever under the Plan, Shares are to be delivered, the Company shall withhold an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

13.	Elective Share Withholding.

        13.1. An Optionee, other than an Insider, may, subject to Committee approval, elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Optionee upon his or her exercise of an Option having a Fair Market Value equal to either (a) the amount necessary to satisfy such Optionee's required federal, state or other governmental withholding tax liability with respect thereto, or (b) a greater amount, not to exceed the estimated total amount of such Optionee's tax liability with respect thereto.

        13.2. Share Withholding Is Subject to Committee Approval. Share Withholding is subject to Committee approval and each Share Withholding election by an Optionee shall also be subject to the following restrictions:

                (a) the election must be made prior to the date on which the amount of tax to be withheld is determined; and

		(b)	the election shall be irrevocable.

14.	Termination of Employment.

        14.1. Forfeiture. Subject to the provisions of Subsection 6.4 hereof with respect to Incentive Stock Options, an unexercised Option shall terminate and/or be forfeited upon the date on which the Optionee thereof is no longer an Employee ("Termination of Employment") if the Termination of Employment was the result of the resignation of the Optionee or the Optionee was terminated For Cause (as defined in Subsection 14.2 below) or otherwise, except that:

                (a) Death. If the Optionee's Termination of Employment is by reason of his or her death, unexercised Options to the extent exercisable on the date of the Optionee's death, may be exercised, in whole or in part, at any time within one (1) year after the date of death by the Optionee's personal representative or by the person to whom the Options are transferred by will or the applicable laws of descent and distribution.

                (b) Retirement. If the Optionee's employment is terminated as a result of retirement under the provisions of a retirement plan of the Company or a Subsidiary applicable to the Optionee (or on or after age 60 if no retirement plan of the Company or Subsidiary is applicable to the Optionee), any unexercised Option, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within ninety (90) days after the date of such Termination of Employment; provided that, if the Optionee dies after such Termination of Employment and before the expiration of such 90-day period, unexercised Options held by such deceased Optionee may be exercised by his or her personal representative or by the person to whom the Option is trans-ferred by will or the applicable laws of descent and distribution within one (1) year after the Optionee's Termination of Employment.

                (c) Permanent Disability. If the Optionee's employment is terminated as a result of his or her Permanent Disability, any unexercised Option, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one (1) year after the date of such Termination of Employment; provided that, if an Optionee dies after such Termination of Employment and before the expiration of such one (1) year period, the unexercised
        Options may be exercised by the deceased Optionee's personal representative or by the person to whom the unexercised
        Options are transferred by will or the applicable laws of descent and distribution within one (1) year after the Optionee's Termination of Employment, or, if later, within 180 days after the Optionee's death.

                (d) Other Reasons for Termination. If the Optionee has a Termination of Employment for any reason other than by death, retirement, Permanent Disability, resignation or For
        Cause, any unexercised Option to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within three (3) months from the date of such Termination of Employment.

        14.2.   "For Cause."  A Termination of Employment "For
        Cause" shall mean a Termination of Employment that, in the judgment of the Committee, is the result of (i) the breach by the Employee of any employment agreement, employment arrangement or any other agreement with the Company or a Subsidiary, (ii) the Employee engaging in a business that competes with the Company or a Subsidiary, (iii) the Employee disclosing business secrets, trade secrets or confidential information of the Company or a Subsidiary to any party,
        (iv) dishonesty, misconduct, fraud or disloyalty by the Employee, (v) misappropriation of corporate funds, or
        (vi) such other conduct by the Employee of an incompetent, insubordinate, immoral or criminal nature as to have rendered the continued employment of the Employee incompatible with the best interests of the Company and its Subsidiaries.

        14.3.   Option Term.   Any of the provisions herein to the
        contrary notwithstanding, no Option shall be exercisable beyond the term specified in the related Agreement thereof.

15.	Change of Control.

        15.1.   Definition of "Change of Control."  A "Change of
        Control" occurs if, and as of the first date on which, no shares of Class A Stock remain outstanding.

        15.2. Notice of Change of Control. The Company shall notify all Optionees of the occurrence of a Change of Control promptly after its occurrence, but any failure of the Company to notify shall not deprive the Optionees of any rights accruing hereunder by virtue of a Change of Control.

16.	Substituted Options.

        If the Committee cancels, with the consent of an Optionee, any Option granted under the Plan, and a new Option is substituted therefor, then the Committee may, in its discretion, provide that the Date of Grant of the canceled Option shall be the date used to determine the earliest date or dates for exercising the new substituted Option under Subsection 6.2 hereof so that the Optionee may exercise or dispose of the substituted Option at the same time as if the Optionee had held the substituted Option since the Date of Grant of the canceled Option; provided, however, that no Optionee who for purposes of Section 16 of the Exchange Act is treated as an officer, director or 10% stockholder of the Company may dispose of a substituted Option, within less than six months after the Date of Grant (calculated without reference to this Section 16).

17.	Securities Law Matters.

        17.1.   Investment Intent Representation: Restrictive
        Legend. Where an investment intent representation or restrictive legend is deemed necessary to comply with the Securities Act of 1933, as amended, the Committee may require a written representation to that effect by the Optionee, or may require that such legend be affixed to certificates for Shares at the time the Option is exercised.

        17.2. Company's Right to Postpone Exercise. If based upon the opinion of counsel to the Company, the Committee determines that the exercise of any Options would violate any applicable provision of (i) state or federal securities law,
        (ii) the listing requirements of any securities exchange registered under the Exchange Act on which are listed any of the Company's equity securities, (iii) the listing requirements of the Nasdaq National Market if any of the Company's equity securities are listed thereon, or (iv) the listing requirements of The Nasdaq Small Cap Market if any of the Company's equity securities are listed thereon, then the Committee may postpone any such exercise; provided, however, that the Company shall use its best efforts to cause such exercise to comply with all such provisions at the earliest practicable date; and provided further, that the Committee's authority under this Subsection 17.2 shall expire from and after the date of any Change of Control.

        17.3. Rule 16b-3 Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board and the Committee.

18.	Funding.

                Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

19.	No Employment Rights.

                Neither the establishment of the Plan, nor the granting of any rights under the Plan, shall be construed to (a) give any Optionee the right to remain employed by the Company, any Subsidiary or any of their affiliates or to any benefits not specifically provided by the Plan, or (b) in any manner modify the right of the Company, any Subsidiary or any of their affiliates to modify, amend or terminate any of its employee benefit plans.

20.	Stockholder Rights.

                An Optionee shall not, by reason of any right granted hereunder, have any right as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise of such Option until such Shares have been delivered to him or her.

21.	Nature of Payments.

                Any and all grants or deliveries of Shares hereunder shall constitute special incentive payments to the Optionee and shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company, any Subsidiary or any of their affiliates, or (b) any agreement between the Company, any Subsidiary or any of their affiliates, on the one hand, and the Optionee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

22.	Non-Uniform Determinations.

                Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, grants under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option agreements as to (a) the persons to receive grants under the Plan, (b) the terms and provisions of grants under the Plan, and (c) the treatment, under Section 14 hereof, of leaves of absence.


23.	Adjustments.

                Any Option entered into hereunder may contain such provisions as the Committee shall determine for equitable adjustment of (a) the number of Shares covered thereby, (b) the Option Price, or (c) otherwise, to reflect a stock dividend, stock split, reverse stock split, Share combination, recapitalization, merger, consolidation, asset spin-off, reorganization or similar event, of or by the Company. In any such event, regardless of whether specified in an Agreement, the aggregate number of Shares available under the Plan shall be appropriately adjusted to equitably reflect such event.

24.	Amendment of the Plan.

                Subject to Subsection 10.3 hereof, the Board may make such modifications of the Plan as it shall deem advisable;
        provided, however, no modifications shall be made which would impair the rights of any Option theretofore granted without the Optionee's consent; and provided further, the Board may not, without further approval of the stockholders of the Company, except as provided in Section 23 above, either:

		(a)	materially increase the number of Shares reserved
        for issuance under the Plan;

		(b)	materially increase the benefits accruing to
        participants under the Plan;

                (c) materially modify the requirements as to eligibility for participation in the Plan; or

		(d)	extend the date of termination of the Plan.

25.	Termination of the Plan.

                The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any rights then outstanding under the Plan.

26.	Controlling Law.

                The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, except its laws with respect to choice of law.

27.	Action by the Company.

		Any action required by the Company under the Plan shall be by resolution of the Board.


APPENDIX A - CLASS A COMMON STOCK PROXY CARD
--------------------------------------------

                   JOHN B. SANFILIPPO & SON, INC.
        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          ANNUAL MEETING OF STOCKHOLDERS OCTOBER 28, 1998

Jasper B. Sanfilippo, Mathias A. Valentine and Michael J. Valentine, or any one or more of them, with power of substitution in each, are hereby appointed the proxies of the undersigned to vote all shares of the Class A Common
Stock of John B. Sanfilippo & Son, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held October 28, 1998 at the hour of 10:00 A.M., local time, at the Wyndham Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois 60143, and at all adjournments thereof, upon such business as may properly come before the meeting, including the items listed on the reverse side and as more completely described in the enclosed Notice of Annual Meeting and Proxy Statement:

     (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

- - -
|X X| Please mark your         Nominees: Jasper B. Sanfilippo
| X | vote as in this                    Mathias A. Valentine
|X X| example.                           Michael J. Valentine
- - -                                    John C. Taylor
                                         J. William Petty


                                   FOR    WITHHELD
 1. Election of Directors by      -----    -----
    holders of Class A            |   |    |   |
    Common Stock                  |   |    |   |
                                  -----    -----

    For, except vote withheld from the following nominee(s):

    ----------------------------------------------------------------------

 2. APPROVAL OF THE 1998 EQUITY      FOR    AGAINST   ABSTAIN
    INCENTIVE PLAN: Approval of     -----    -----     -----
    The John B. Sanfilippo &        |   |    |   |     |   |
    Son, Inc. 1998 Equity           |   |    |   |     |   |
    Incentive Plan.                 -----    -----     -----

 3. APPROVAL OF APPOINTMENT OF       FOR    AGAINST   ABSTAIN
    ACCOUNTANTS: Approval of        -----    -----     -----
    appointment of                  |   |    |   |     |   |
    PricewaterhouseCoopers LLP      |   |    |   |     |   |
    as independent auditors         -----    -----     -----
    for fiscal 1999.

 4. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING:
    In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONSTITUTE DIRECTION TO VOTE "FOR" EACH OF
THE ABOVE PROPOSALS.

Please mark, sign, date and return the proxy card using the enclosed envelope.

SIGNATURE(S)                             DATE
            -----------------------------    ------------------

NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

APPENDIX B - COMMON STOCK PROXY CARD
--------------------------------------------

                   JOHN B. SANFILIPPO & SON, INC.
        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          ANNUAL MEETING OF STOCKHOLDERS OCTOBER 28, 1998

Jasper B. Sanfilippo, Mathias A. Valentine and Michael J. Valentine, or any one or more of them, with power of substitution in each, are hereby appointed the proxies of the undersigned to vote all shares of the Class A Common
Stock of John B. Sanfilippo & Son, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held October 28, 1998 at the hour of 10:00 A.M., local time, at the Wyndham Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois 60143, and at all adjournments thereof, upon such business as may properly come before the meeting, including the items listed on the reverse side and as more completely described in the enclosed Notice of Annual Meeting and Proxy Statement:

     (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

- - -
|X X| Please mark your         Nominees: William D. Fischer
| X | vote as in this                    John W.A. Buyers
|X X| example.
- - -

                                   FOR    WITHHELD
 1. Election of Directors         -----    -----
                                  |   |    |   |
                                  |   |    |   |
                                  -----    -----

    For, except vote withheld from the following nominee(s):

    ----------------------------------------------------------------------

 2. APPROVAL OF THE 1998 EQUITY      FOR    AGAINST   ABSTAIN
    INCENTIVE PLAN: Approval of     -----    -----     -----
    The John B. Sanfilippo &        |   |    |   |     |   |
    Son, Inc. 1998 Equity           |   |    |   |     |   |
    Incentive Plan.                 -----    -----     -----

 3. APPROVAL OF APPOINTMENT OF       FOR    AGAINST   ABSTAIN
    ACCOUNTANTS: Approval of        -----    -----     -----
    appointment of                  |   |    |   |     |   |
    PricewaterhouseCoopers LLP      |   |    |   |     |   |
    as independent auditors         -----    -----     -----
    for fiscal 1999.

 4. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING:
    In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONSTITUTE DIRECTION TO VOTE "FOR" EACH OF
THE ABOVE PROPOSALS.


SIGNATURE(S)                             DATE
            -----------------------------    ------------------

NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.